EXHIBIT 10.1

FEDERAL SIGNAL CORPORATION RETIREMENT SAVINGS PLAN
(As Amended and Restated Effective as of January 1, 2010)

C E R T I F I C A T E
Federal Signal Corporation, acting through its duly authorized member of the Benefits Planning Committee, hereby adopts this amendment and restatement of the Federal Signal Retirement Savings Plan in the form attached hereto.
Dated this 30th day of December, 2010.
FEDERAL SIGNAL CORPORATION

/s/ Jennifer L. Sherman
for the Federal Signal Corporation
Benefits Planning Committee

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TABLE OF CONTENTS
18.3	Key Employee	71
18.4	Minimum Vesting	72
18.5	Minimum Employer Contribution	72
18.6	Aggregation of Plans	72

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FEDERAL SIGNAL CORPORATION RETIREMENT SAVINGS PLAN

SECTION 1

INTRODUCTION

1.1	Background, Purpose of Plan, and Applicable Requirements

The Company maintains the Plan so that eligible Employees of the Company and the other Employers under the Plan may accumulate funds for their retirement. The Plan was originally established as the Federal Signal 401(k) Retirement Plan, effective as of July 1, 1976. The Plan was amended and restated in its entirety several times, most recently, effective as of January 1, 1997 for compliance purposes and January 1, 2002 for benefit provisions.
Effective as of June 1, 2002, the Company required that a portion of the Plan be invested exclusively in Federal Signal Common Stock through the Federal Signal Stock Fund, except that the Trustee may hold a small amount of the assets of the Federal Signal Stock Fund in cash pending investment, distribution, reallocation or transfer. This portion of the Plan is intended to satisfy the requirements of a non-leveraged employee stock ownership plan set forth in Code Sections 401(a), 409, and 4975(e). The remaining portion of the Plan is a profit sharing plan intended to satisfy all requirements of Code Section 401(a) and includes a cash or deferred arrangement intended to satisfy the requirements of Code Section 401(k).
Effective January 1, 2007, the Plan was renamed the Federal Signal Corporation Retirement Savings Plan. The Plan as reflected herein, effective as of January 1, 2010, except as otherwise indicated, is an amendment, restatement and continuation of the Plan that reflects a Prior Plan merger and various other changes considered desirable by the Company.
Defined terms used in this Section are defined in SECTION 2.

1.2	Effective Date and Plan Year

Except as otherwise required to comply with applicable law or as specifically provided herein, this amendment and restatement is effective as of January 1, 2010. The rights and benefits of any Participant who had a Severance From Service prior to this restatement date shall be determined under the Plan in effect at the time of such Severance From Service, except as otherwise expressly provided below. The Plan is administered on the basis of a Plan Year.

1.3	Trustee and Trust

Amounts contributed under the Plan are held and invested, until distributed, by the Trustee. The Trustee acts in accordance with the terms of the Trust Agreement and Trust, which implement and form a part of the Plan. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust Agreement and Trust.

1.4	Plan Administration

The Committee shall be the “plan administrator” (as that term is defined in ERISA Section 3(16)(A)) of the Plan and shall be responsible for the administration of the Plan except where another entity has been assigned a specific responsibility in the Plan; provided, however, that the Committee may delegate all or any part of its powers, rights, and duties under the Plan to such person or persons as it may deem advisable. Any notice or document relating to the Plan which is to be filed with the plan administrator may be delivered, or mailed by registered or certified mail, postage pre-paid, to:
Benefits Administration Committee
c/o Federal Signal Corporation
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

1.5	Plan Supplements
The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between such other Plan provisions and such supplement.

SECTION 2
DEFINITIONS
The following words and phrases have the respective meanings stated below unless a different meaning is plainly required by the context:

2.1	Account(s)

Except as may be stated elsewhere in the Plan, “Account(s)” means all accounts and subaccounts maintained for a Participant, Alternate Payee or a Beneficiary under Subsection 7.1.

2.2	After-Tax Account

“After-Tax Account” means any one of the Accounts so designated and provided for in Paragraph 7.1(a).

2.3	After-Tax Contributions

“After-Tax Contributions” mean any contributions a Participant elects to make on an after-tax basis as described in Subsection 4.2. Not withstanding the foregoing, for purposes of implementing the required limitations of Code Sections 401(m) and 415 contained in Subsections 8.5 and 8.1, respectively, After-Tax Contributions shall not include contributions made pursuant to Code Section 414(u) by reason of an eligible Employee’s qualified military service.

2.4	After-Tax Rollover Account
“After-Tax Rollover Account” means any one of the Accounts so designated and provided for in Paragraph 7.1(b).

2.5	After-Tax Rollover Contributions
“After-Tax Rollover Contributions” mean after-tax contributions attributable to part or all of a Rollover Contribution transferred to this Plan pursuant to Subsection 4.6.

2.6	Alternate Payee

“Alternate Payee” means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of a Participant’s benefits payable under the Plan.

2.7	Annual Addition

Subject to Subsection 8.1, “Annual Addition” for any Limitation Year means the sum of the Pre-Tax Contributions, After-Tax Contributions, Matching Contributions, and Retirement Contributions, as applicable, credited to a Participant’s Account for that Limitation Year. Annual Additions attributable to corrective contributions described in Subsection 8.7 shall be treated as Annual Additions for the appropriate Limitation Year as required by Code Section 415 and the Treasury Regulations issued thereunder; provided, however, that amounts attributable to lost earnings with respect to any such corrective contributions shall not be treated as Annual Additions.

2.8	Approved Form of Election

“Approved Form of Election” means a request or an election made through the voice response system, Internet, intranet or other electronic media, or on a written election form, approved by the Committee or its designee and filed with the Employer. Notwithstanding the foregoing, no request or election shall be deemed to have been made until all required documentation, information, signatures, consents, notarizations and attestations required for such request or election are provided to the Committee or its designee.

2.9	Beneficiary

“Beneficiary” means the person or persons designated by a Participant, Beneficiary or Alternate Payee to receive any benefits under the Plan which may be due upon the Participant’s, Beneficiary’s or Alternate Payee’s death.

2.10	Benefits Planning Committee

“Benefits Planning Committee” means the Benefits Planning Committee of the Company.

2.11	Board of Directors

“Board of Directors” means the Board of Directors of the Company.

2.12	Break in Service

A “Break in Service” means any period commencing with the Participant’s Severance From Service and continuing for at least twelve consecutive months until he or she again completes an Hour of Service. Notwithstanding the foregoing, effective as of October 1, 2010, “Break in Service” means, with respect to each Participant who was a participant in the VESystems 401(k) Plan on or before October 1, 2010, any Plan Year during which such Participant does not complete more than 500 Hours of Service.

2.13	Business Day

“Business Day” means any day on which the New York Stock Exchange is open.

2.14	Catch-Up Account

“Catch-Up Account” means any one of the Accounts so designated and provided for in Paragraph 7.1(c).

2.15	Catch-Up Contributions

“Catch-Up Contributions” mean the compensation deferrals under Code Section 414(v) an eligible Participant elects to make pursuant to Subsection 4.3.

2.16	Close of Business

“Close of Business” means the normal closing time of the New York Stock Exchange or such other time as is designated by the Committee.

2.17	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.18	Code Section 415 Compensation

“Code Section 415 Compensation” for a Limitation Year means a Participant’s compensation within the meaning of Treasury Regulation Section 1.415(c)-2(d)(4), including, effective as of January 1, 2009, any differential wage payments (as defined in Code Section 3401(h)(2)), that is actually paid or made available during such Limitation Year, subject to the following:

(a)
Code Section 415 Compensation shall exclude amounts paid after a Participant’s severance from employment, except for the following amounts paid within the later of 2-½ months after the Participant’s severance from employment or the end of the Limitation Year that includes the date of the Participant’s severance from employment:

(i)	Payments of unpaid wages, overtime, bonuses and commissions; and

(ii)	Payments of unused accrued bona fide sick, vacation and paid time off leave that the Participant would have been able to use if employment had continued.

(b)	Compensation shall not include amounts in excess of the limitation under Code Section 401(a)(17) in effect for the Limitation Year.

2.19	Committee

“Committee” means the Benefits Administration Committee as described in SECTION 13.

2.20	Company

“Company” means Federal Signal Corporation, a Delaware corporation, its successors and assigns.

2.21	Compensation

“Compensation” means compensation as defined in Treasury Regulation Section 1.414(s)-1(c)(4), but without regard to any recruiting or sign-on bonus, if applicable. Notwithstanding the foregoing, with respect to Participants who are Guzzler Union Employees, IAM Local 701 Employees or Sheet Metal Workers Local 265 Employees, “Compensation” means regular straight time pay, bonus, commissions and overtime pay.
Each Participant’s Compensation shall include, effective as of January 1, 2009, any differential wage payments (as defined in Code Section 3401(h)(2)). Such Compensation shall exclude amounts paid after a Participant’s severance from employment, except for payments of unpaid wages, overtime, bonuses, commissions and accrued vacation leave that the Participant would have been able to use if employment had continued that are paid within the later of 2-½ months after the Participant’s severance from employment or the end of the Plan Year that includes the date of the Participant’s severance from employment. In no event shall Compensation include the following payments paid after the Participant’s severance from employment: unused accrued bona fide sick and paid time off leave that the Participant would have been able to use if employment had continued and long-term disability payments.
Each Participant’s Compensation shall be limited to $245,000 in each Plan Year (as adjusted to reflect the dollar amount applicable under Code Section 401(a)(17)).

2.22	Disability

“Disability,” as determined by the Committee or its designee, means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment shall be supported by medical evidence. Notwithstanding the foregoing, with respect to each Participant who was a participant in the PIPs Technology, Inc. 401(k) Plan on or before January 1, 2008, “Disability” shall mean (i) a physical or mental disability that renders such Participant unable to perform the duties of his or her customary position of employment (or unable to engage in any substantial gainful activity) for an indefinite period which the Committee considers shall be of long continued duration, or (ii) the incurrence of a Separation From Service and the permanent loss or loss of use of a member or function of the body, or permanent disfigurement. The Committee may require a Participant to submit to a physical examination in order to confirm Disability. Notwithstanding the foregoing, effective as of October 1, 2010, with respect to each Participant who was a participant in the VESystems 401(k) Plan on or before October 1, 2010, “Disability” shall mean eligibility for disability benefits under the Social Security Act.

2.23	Employee

“Employee” means any person who is employed by an Employer who is on the regular U.S. payroll of an Employer, and whose wages from such Employer are reported for Federal income tax purposes on Internal Revenue Service Form W-2 (or a successor or equivalent form). Notwithstanding any provision of the Plan to the contrary, an individual who performs services for a Non-Participating Employer but who is paid by an Employer under a common paymaster arrangement with such Non-Participating Employer shall not be considered an Employee for purposes of the Plan. An Employer’s classification as to whether an individual constitutes an Employee shall be determinative for purposes of an individual’s eligibility under the Plan. An individual who is classified as an independent contractor or Leased Employee (or other non-employee classification) shall not be considered an Employee and shall not be eligible to participate in the Plan, regardless of any subsequent reclassification of such individual as an employee of an Employer by an Employer, any government agency, court, or other third-party. Any such reclassification shall not have a retroactive effect for purposes of the Plan. An Employee shall be eligible to participate in the Plan pursuant to SECTION 3.

2.24	Employer

“Employer” means the Company, Elgin Sweeper Company, Federal ADP, Inc., Guzzler Manufacturing, Inc., Jetstream of Houston, Inc., PIPs Technology, Inc., Sirit Corp. (effective as of April 1, 2010), Vactor Manufacturing, Inc., VESystems, LLC (effective as of October 1, 2010), Victor Products USA, Inc. and each other Related Employer who extends the Plan to its Employees with the consent of the Benefits Planning Committee.

2.25	Employment or Reemployment Date

“Employment or Reemployment Date” means the first day an Employee performs an Hour of Service.

2.26	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.27	ESOP

“ESOP” means the portion of the Plan that is designed to invest exclusively in Federal Signal Common Stock through investment in the Federal Signal Stock Fund, except that the Trustee may hold a small amount of the assets of the Federal Signal Stock Fund in cash pending investment, distribution, reallocation or transfer. The ESOP is intended to satisfy the requirements of a non-leveraged employee stock ownership plan set forth in Code Sections 401(a), 409, and 4975(e). The ESOP consists of all amounts credited to Participants’ Accounts that are invested in the Federal Signal Stock Fund.

2.28	Federal Signal Common Stock

“Federal Signal Common Stock” means the common stock of the Company and any other common stock into which it may be reclassified. Federal Signal Common Stock is readily tradable on an established securities market and meets the definition of an “employer security” under Code Section 409(l).

2.29	Federal Signal Stock Fund

“Federal Signal Stock Fund” means the portion of the Trust Fund so designated and provided for in Subsection 6.1 and which fund is exclusively invested in Federal Signal Common Stock, except that the Trustee may hold a small amount of the assets of the Federal Signal Stock Fund in cash pending investment, distribution, reallocation or transfer.

2.30	Fiduciary

“Fiduciary” means the Company, each Employer, the Board of Directors, and the board of directors of each Employer, the Benefits Planning Committee, the Committee, the Investment Committee and the Trustee, but only with respect to the specific responsibilities of each as described in SECTION 13 and SECTION 14. The term “Fiduciary” also includes any Participant, Beneficiary or Alternate Payee, but only to the extent such Participant, Beneficiary or Alternate Payee is acting with respect to the exercise of voting rights of shares held in the Federal Signal Stock Fund or the tender, deposit, sale, exchange or transfer of such shares.

2.31	Guzzler Union Employee

“Guzzler Union Employee” means an Employee whose employment with the Guzzler Manufacturing, Inc. is governed by a collective bargaining agreement that provides for his or her participation in the Plan.

2.32	Highly Compensated Employee

“Highly Compensated Employee” means a highly compensated employee as defined in Code Section 414(q) and the Treasury Regulations thereunder. Generally, a Highly Compensated Employee shall be any present or former employee of a Related Employer who:

(a)	Was a 5% owner (as defined in Code Section 414(q)(2)) at any time during the current or immediately preceding Plan Year; or

(b)
Received Code Section 415 Compensation from the Related Employers for the immediately preceding Plan Year in excess of $110,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue) and was in the top-paid 20% of employees for such year.

A former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee when such employee incurred a Severance From Service or if such employee was a Highly Compensated Employee at any time after attaining age 55.

2.33	Hour of Service

“Hour of Service” means:

(a)	Each hour for which an Employee is paid or entitled to payment for the performance of duties for a Related Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(b)
Each hour for which an Employee is paid or entitled to payment by a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this Paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Paragraph shall be calculated and credited pursuant to Department of Labor Regulation Section 2530.200b-2, which is incorporated by reference; and

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Related Employer. The same Hours of Service shall not be credited under Paragraph (a) or Paragraph (b) and under this Paragraph (c). These hours shall be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Solely for purposes of determining whether a Break in Service has occurred, an Employee who is absent from work for Parental Leave shall receive credit for the Hours of Service which would otherwise have been credited to him or her but for his or her Parental Leave. In any case in which such Hours of Service cannot be determined, the Employee shall receive credit for eight Hours of Service for each day of Parental Leave. Hours of Service credited under this paragraph shall be credited in the Plan Year in which the Parental Leave begins, if necessary to prevent a Break in Service in such year, or the immediately following Plan Year.

2.34	IAM Local 701 Employee

“IAM Local 701 Employee” means an Employee whose employment with the Company or a Related Employer is governed by the collective bargaining agreement between the Company and Automobile Mechanics’ Local 701 IAM & AW that provides for his or her participation in the Plan.

2.35	IBEW Local 134 Employee

“IBEW Local 134 Employee” means an Employee whose employment with the Company or a Related Employer is governed by the collective bargaining agreement between the Company and Local 134, International Brotherhood of Electrical Workers that provides for his or her participation in the Plan.

2.36	Investment Committee

“Investment Committee” means the Investment Committee of the Company.

2.37	Investment Fund(s)

“Investment Fund(s)” means the funds described in Subsection 6.1 held under the Trust Fund.

2.38	Leased Employee

“Leased Employee” means any individual who is not an employee of an Employer, but who has provided services to an Employer under the primary direction or control of the Employer on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization. A Leased Employee shall be deemed an Employee for purposes of crediting Vesting Service and Years of Eligibility Service, but shall not be eligible for benefits under the Plan unless he or she otherwise satisfies the criteria for eligibility under Subsection 3.1 as an Employee.

2.39	Limitation Year

“Limitation Year” means the Plan Year.

2.40	Match Account

“Match Account” means any one of the Accounts so designated and provided for in Paragraph 7.1(d).

2.41	Matching Contributions

“Matching Contributions” mean any contributions made to the Match Account of a Participant by an Employer as provided for in Subsection 5.1. Notwithstanding the foregoing, for purposes of implementing the required limitations of Code Sections 401(m) and 415 contained in Subsections 8.5 and 8.1, respectively, Matching Contributions shall not include contributions made pursuant to Code Section 414(u) by reason of an eligible Employee’s qualified military service.

2.42	Non-ESOP

“Non-ESOP” means the portion of the Plan that constitutes a profit sharing plan intended to satisfy all requirements of Code Section 401(a) and includes a cash or deferred arrangement intended to satisfy the requirements of Code Section 401(k). The Non-ESOP consists of all amounts credited to Participants’ Accounts that are not invested in the Federal Signal Stock Fund.

2.43	Non-Participating Employer

“Non-Participating Employer” means any Related Employer which is not an Employer.

2.44	Normal Retirement Age

“Normal Retirement Age” means age 65.

2.45	Parental Leave

“Parental Leave” means an absence: (i) by reason of the pregnancy of the individual; (ii) by reason of a birth of a child of the individual; (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Employee shall be required to furnish the Committee with such timely information as the Committee may reasonably require to establish both that the absence from work is for Parental Leave and the number of days for which there was such an absence.

2.46	Participant

“Participant” means an Employee or former Employee who has met the requirements of participation in the Plan for at least one type of contribution as provided in SECTION 3.

2.47	Plan

“Plan” means this Federal Signal Corporation Retirement Savings Plan.

2.48	Plan Year

“Plan Year” means the calendar year.

2.49	Pre-Tax Account

“Pre-Tax Account” means any one of the Accounts so designated and provided for in Paragraph 7.1(e).

2.50	Pre-Tax Contributions

“Pre-Tax Contributions” mean the compensation deferrals under Code Section 401(k) a Participant elects to make pursuant to Subsection 4.1. Notwithstanding the foregoing, for purposes of implementing the required limitations of Code Sections 401(k), 402(g), and 415 contained in Subsections 8.4, 8.1 and 8.1, respectively, Pre-Tax Contributions shall not include Catch-Up Contributions or deferrals made pursuant to Code Section 414(u) by reason of an eligible Employee’s qualified military service.

2.51	Prior Plan

“Prior Plan” means the applicable plan qualified under Code Section 401(a) that has merged with and into the Plan. Effective as of October 1, 2010, the VESystems 401(k) Plan and Trust merged with and into the Plan. Such merger complied with the provisions of Code Sections 401(a)(12), 401(l), and 411(d)(6) of the Code.

2.52	Prior Plan ESOP Account

“Prior Plan ESOP Account” means any one of the Accounts so designated and provided for in Paragraph 7.1(f).

2.53	Qualified Domestic Relations Order

“Qualified Domestic Relations Order” means any domestic relations order (as defined in Code Section 414(p)) that creates, recognizes or assigns to an Alternate Payee the right to receive all or a portion of a Participant’s benefits payable hereunder and that meets the requirements of Code Section 414(p), as determined by the Committee.

2.54	Qualified Nonelective Account

“Qualified Nonelective Account” means any one of the Accounts so designated and provided for in Paragraph 7.1(g).

2.55	Related Employer

“Related Employer” means the Company and any corporation or other business entity which is included in a controlled group of corporations with the Company, as provided in Code Section 414(b) (as modified for purposes of Subsection 8.1 by Code Section 415(h)), or which is a trade or business under common control with the Company, as provided in Code Section 414(c) (as modified, for purposes of Subsection 8.1, by Code Section 415(h)), or which constitutes a member of an affiliated service group within which the Company is also included, as provided in Code Section 414(m), or which is required to be aggregated with the Company pursuant to Treasury Regulations issued under Code Section 414(o).

2.56	Retirement Account

“Retirement Account” means any one of the Accounts so designated and provided for in Paragraph 7.1(h).

2.57	Retirement Contributions

“Retirement Contributions” mean any contributions made to the Retirement Account of a Participant by an Employer as provided for in Subsection 5.2.

2.58	Rollover Account

“Rollover Account” means any of the Accounts so designated and provided for in Paragraph 7.1(i).

2.59	Rollover Contributions

“Rollover Contributions” mean amounts (other than After-Tax Rollover Contributions) attributable to part or all of a Rollover Contribution to this Plan pursuant to Subsection 4.6.

2.60	Seasonal Employee

“Seasonal Employee” means each Employee who the Committee determines, in its sole discretion, to be a seasonal employee. The Committee’s determination of Seasonal Employees shall be applied uniformly to all similarly situated Employees.

2.61	Severance From Service

“Severance From Service” means the earlier of the following dates:

(a)	The date on which a Participant terminates employment with all Related Employers, is discharged, retires or dies; or

(b)
The first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with all Related Employers for any reason other than one listed in Paragraph (a) above.

For purposes of this Plan, an Employee who is absent from service for twelve consecutive months due to illness, injury, or Disability shall be deemed to have had a Severance From Service. A Participant who is performing qualified military service (as defined in Code Section 414(u)(5)) shall not incur a Severance From Service until the time at which a Participant’s reemployment rights as a member of the armed forces cease to be protected by law. An Employee shall not incur a Severance From Service due to a Parental Leave until the second anniversary of the first date of such absence.
A transfer from employment with one Related Employer to another Related Employer or a change in status from Employee to Leased Employee does not constitute a Severance From Service for purposes of SECTION 10.

2.62	Sheet Metal Workers Local 265 Employee

“Sheet Metal Workers Local 265 Employee” means an Employee whose employment with the Company or a Related Employer is governed by the collective bargaining agreement between the Company and Sheet Metal Workers International Association Local No. 265 that provides for his or her participation in the Plan.

2.63	Spouse

Unless the provisions of any Qualified Domestic Relations Order provide otherwise, “Spouse” means the Participant’s legal partner in marriage, as defined by the Federal Defense of Marriage Act, from whom the Participant is not legally divorced as determined at the earlier of the date of the Participant’s death or the date payment of the Participant’s benefits commenced.

2.64	Testing Compensation

“Testing Compensation” means the amount of compensation the Committee determines for all eligible Employees for a Plan Year under Treasury Regulation Section 1.414(s)-1(c)(4), including, effective as of January 1, 2009, any differential wage payments (as defined in Code Section 3401(h)(2)).

2.65	Trust

“Trust” means the trust agreement between the Company and the Trustee, as it may be amended from time to time, and the trust created thereby.

2.66	Trust Fund

“Trust Fund” means all money, stocks, bonds, securities, and other property held or acquired by the Trustee in accordance with the Plan and the Trust.

2.67	Trustee

“Trustee” means the person appointed to act as Trustee under the Trust, including any successor Trustee.

2.68	Vesting Service

“Vesting Service” means service credited for purposes of determining a Participant’s right to a nonforfeitable benefit under the Plan, as determined in accordance with SECTION 8. Vesting Service means service as an Employee with any Related Employer, determined as the aggregate of all time period(s) commencing with the Employee’s Employment or Reemployment Date and ending on the date on which the Employee incurs a Separation From Service. Fractional periods of a year shall be expressed in terms of months or days. If an Employee was employed by an entity that was subsequently acquired by a Related Employer, such Employee shall not receive Vesting Service for service with such entity prior to its acquisition by the Related Employer, except as determined by the Committee in its sole discretion, provided such determination is applied uniformly to all similarly situated Employees.
Notwithstanding the foregoing, effective as of October 1, 2010, each Participant who was a participant in the VESystems 401(k) Plan on or before October 1, 2010 shall earn one year of Vesting Service for each Plan Year in which he or she completes 1,000 Hours of Service. Such Participant shall be credited with 190 hours of Vesting Service for each month in which he or she performs an Hour of Service. Such Participant’s period of employment with VESystems, LLC that would have been taken into account as “Years of Service” under the VESystems 401(k) Plan prior to October 1, 2010 shall be counted in full for purposes of determining such Participant’s Vesting Service.

2.69	Year of Eligibility Service

“Year of Eligibility Service” means any consecutive twelve-month period of employment during which an Employee completes 1,000 or more Hours of Service. The first consecutive twelve-month period to be taken into account for this purpose shall be the consecutive twelve-month period commencing with the Employee’s Employment or Reemployment Date. All subsequent periods to be taken into account for this purpose shall be the consecutive twelve-month periods commencing on the anniversaries of the Employee’s Employment or Reemployment Date. An Employee does not complete a Year of Eligibility Service before the end of the twelve-consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1	Participation Prior to Effective Date

Each Employee who was a Participant in the Plan immediately prior to the Effective Date shall continue to as a Participant on and after the Effective Date, subject to Subsection 3.4.

3.2	Eligibility for Participant and Matching Contributions

If otherwise permitted by the Plan or the applicable Employer, each Employee who is not described in Subsection 3.1 shall become a Participant with respect to Pre-Tax, After-Tax, Catch-Up and Matching Contributions (if applicable) on his or her Employment or Reemployment Date, subject to Paragraphs (a), (b), (c) and (d) below:

(a)
Except as provided in Paragraph (b), (c) or (d) below, each Seasonal Employee shall become a Participant with respect to Pre-Tax, After-Tax, Catch-Up and Matching Contributions on the first day following the date on which he or she completes one Year of Eligibility Service or any day thereafter.

(b)
Each IAM Local 701 Employee and each Sheet Metal Workers Local 265 Employee shall become a Participant with respect to Pre-Tax, After-Tax, Catch-Up or Matching Contributions on the first day of the calendar quarter following his or her Employment or Reemployment Date or any day thereafter; provided, however, that each such Employee who is a Seasonal Employee shall become a Participant with respect to Pre-Tax, After-Tax, Catch-Up and Matching Contributions on the first day of the calendar quarter following the date on which he or she completes a Year of Eligibility Service or any day thereafter.

(c)
Each Guzzler Union Employee shall become a Participant with respect to Pre-Tax, After-Tax or Catch-Up Contributions on the first day of the calendar quarter following his or her Employment or Reemployment Date or any day thereafter; provided, however, that each such Employee who is a Seasonal Employee shall become a Participant with respect to Pre-Tax, After-Tax or Catch-Up Contributions on the first day of the calendar quarter following the date on which he or she completes a Year of Eligibility Service or any day thereafter. In no event shall a Guzzler Union Employee become a Participant with respect to Matching Contributions.

(d)
Each IBEW Local 134 Employee shall become a Participant with respect to Pre-Tax, After-Tax, Catch-Up or Matching Contributions on his or her 91st day of employment with an Employer or any day thereafter; provided, however, that each such Employee who is a Seasonal Employee shall become a Participant with respect to Pre-Tax, After-Tax, Catch-Up and Matching Contributions on the 91st day of employment with an Employer following the date on which he or she completes a Year of Eligibility Service or any day thereafter.

3.3	Eligibility for Retirement Contributions

If otherwise permitted by the Plan or the applicable Employer, each Employee who is not described in Subsection 3.1 shall become a Participant with respect to Retirement Contributions (if applicable) after completing 30 days of employment with the Employer, regardless of whether the Participant has elected to make Pre-Tax Contributions, subject to Paragraphs (a), (b) and (c) below:

(a)
Except as provided in Paragraph (b) or (c) below, each Seasonal Employee shall become a Participant with respect to Retirement Contributions on the first day following the date on which he or she completes one Year of Eligibility Service or any day thereafter.

(b)
Each IBEW Local 134 Employee shall become a Participant with respect to Retirement Contributions on his or her 91st day of employment with an Employer or any day thereafter; provided, however, that each such Employee who is a Seasonal Employee shall become a Participant with respect to Retirement Contributions on the 91st day of employment with an Employer following the date on which he or she completes a Year of Eligibility Service or any day thereafter.

(c)
Notwithstanding any provision of the Plan to the contrary, the following Employees are not eligible to become Participants with respect to Retirement Contributions: IAM Local 701 Employees, Sheet Metal Workers Local 265 Employees and Guzzler Union Employees.

3.4	Ineligible Employees

Notwithstanding any provision of the Plan to the contrary, the following Employees shall not become Participants for any purpose:

(a)	Non-union apprentices;

(b)	Student interns; and

(c)
Employees whose employment is governed by a collective bargaining agreement that does not provide for participation in the Plan. If an Employee ceases to be covered under a collective bargaining agreement but continues as an Employee, such Employee shall become a Plan Participant on the later of the applicable date determined in the above Subsections and the date he or she ceases to be covered under a collective bargaining agreement, in each case provided he or she is an Employee on that date.

3.5	Period of Participation

An Employee who becomes a Participant shall continue as a Participant until the later to occur of the date of the Participant’s Severance From Service or the date on which all the Participant’s Accounts have been distributed. For all purposes of the Plan:

(a)	A period of leave of absence shall not interrupt continuity of participation;

(b)	A determination that a Participant has a Disability shall not interrupt continuity of participation; and

(c)	The transfer of employment from an Employer to a Related Employer shall not interrupt continuity of participation.

If a Participant incurs a Severance From Service, he or she shall be ineligible to make or receive Plan contributions except as provided in SECTION 5, ineligible to initiate a new Plan loan, and ineligible to receive an in-service withdrawal.

3.6	Reemployment

If a Participant incurs a Severance From Service and is subsequently reemployed by a Related Employer, his or her Years of Eligibility Service and Vesting Service shall be reinstated, as follows:

(a)
If the Participant is reemployed within twelve months after the date he or she is first absent from active employment, his or her Years of Eligibility Service and Vesting Service at his or her Severance From Service date shall be reinstated upon his or her reemployment. The Participant shall receive credit for Vesting Service for the period between the date he or she is first absent from active employment and the date of his or her reemployment.

(b)	If the Participant is reemployed after twelve months have elapsed from the date he or she is first absent from active employment and:

a.
The Employee made Pre-Tax Contributions or was at least partially vested in any Matching Contributions or Retirement Contributions made to the Plan on his or her behalf, and the consecutive years of the Participant’s Break in Service were less than five:

i.	His or her Years of Eligibility Service shall be reinstated; and

ii.
His or her pre-Break in Service Vesting Service and post-Break in Service Vesting Service shall apply with respect to any Matching Contributions and Retirement Contributions made before and after his or her reemployment.

b.
The Participant made Pre-Tax Contributions or was at least partially vested in any Matching Contributions or Retirement Contributions made to the Plan on his or her behalf, and the consecutive years of the Participant’s Break in Service were equal to or greater than five:

i.	His or her Years of Eligibility Service shall be reinstated; and

ii.
His or her pre-Break in Service Vesting Service shall be reinstated with respect to Matching Contributions and Retirement Contributions made after his or her reemployment, but any post-Break in Service Vesting Service with which the Participant is credited shall not apply to Matching Contributions or Retirement Contributions made before his or her reemployment.

c.
The Participant did not make Pre-Tax Contributions or was not vested in any Matching Contributions or Retirement Contributions made on his or her behalf to the Plan, and the consecutive years of his or her Break in Service were equal to or greater than five, the Participant shall be considered a new Employee for purposes of Years of Eligibility Service and Vesting Service.

SECTION 4

PARTICIPANT AND MATCHING CONTRIBUTIONS

4.1	Pre-Tax Contributions

Each Participant may make Pre-Tax Contributions by electing to defer an amount of Compensation before the imposition of Federal income taxes. Subject to the conditions and limitations of the Plan, each Participant may elect on an Approved Form of Election to make Pre-Tax Contributions for each Plan Year in whole percentages of 1% up to 40% of Compensation. For this purpose, Compensation shall only include Compensation paid during the period that the Participant’s election to make Pre-Tax Contributions is in effect. An Employee is not required to make Pre-Tax Contributions in order to participate in the Plan.

(a)
Deemed Pre-Tax Contribution Rate. Each Participant whose participation in the Plan is not subject to a collective bargaining agreement and who does not make an affirmative Pre-Tax Contribution election (including an election to not make Pre-Tax Contributions) within 30 days of first becoming eligible shall be deemed to have elected an Pre-Tax Contribution rate of 2% of Compensation for the Plan Year. Prior to the date on which such deemed Pre-Tax Contribution rate becomes effective, each Participant described in the preceding sentence shall be provided with a notice explaining his or her right to not make Pre-Tax Contributions (or to elect a different Pre-Tax Contribution rate) and, after receiving such notice, shall have a reasonable period before the deemed Pre-Tax Contribution rate becomes effective in which to elect to receive the Compensation in the form of cash in lieu of making Pre-Tax Contributions.

(b)
Carryover Pre-Tax Contribution Rate. Each Participant, who, immediately before becoming a Participant in this Plan, was an active participant in a Prior Plan and had an election to make Code Section 401(k) compensation deferrals on file under the Prior Plan, shall be deemed to have elected the same percentage of Pre-Tax Contributions as he or she elected under the Prior Plan until he or she makes a Pre-Tax Contribution election under this Subsection 4.1. Each Participant who was eligible to participate in a Prior Plan but did not have an election to make Code Section 401(k) compensation deferrals on file under the Prior Plan shall be deemed to have elected a Pre-Tax Contribution rate of 2% of Compensation for the Plan Year. Prior to the date on which such deemed Pre-Tax Contribution rate becomes effective, each Participant described in the preceding sentence shall be provided with a notice explaining his or her right to not make Pre-Tax Contributions (or to elect a different Pre-Tax Contribution rate) and, after receiving such notice, shall have a reasonable period before the deemed Pre-Tax Contribution rate becomes effective in which to elect to receive the Compensation in the form of cash in lieu of making Pre-Tax Contributions. Notwithstanding the foregoing, if a Participant described in this Paragraph was ineligible to make Code Section 401(k) compensation deferrals under the Prior Plan immediately before the date the Prior Plan merged into the Plan because he or she had taken a hardship withdrawal under the Prior Plan, then he or she shall become eligible to make Pre-Tax Contributions in accordance with this Paragraph (b) immediately following the end of the six-month period commencing on the effective date of the hardship withdrawal.

(c)
Automatic Annual Increase in Pre-Tax Contribution Rate. Subject to the conditions and limitations of the Plan, each Participant whose participation in the Plan is not subject to a collective bargaining agreement shall be deemed to have elected to increase his or her Pre-Tax Contribution rate by one percentage point effective each January 1; provided, that such automatic annual increase shall not apply to the extent such increase would cause the Participant’s Pre-Tax Contribution rate to exceed 10%. Prior to the commencement of the automatic annual increase (and each subsequent January 1), each eligible Participant shall be provided with a notice explaining his or her right to decline participation in the automatic annual increase and, after receiving such notice, shall have a reasonable period before the automatic annual increase becomes effective to decline participation. This automatic annual increase shall not apply in future years to a Participant who has previously declined participation, unless such Participant makes an affirmative election to participate in the automatic annual increase or ceases to be eligible to participate in the Plan and again becomes a Participant under Subsection 3.2.

4.2	After-Tax Contributions

Each Participant may also make After-Tax Contributions by electing to contribute an amount from his or her Compensation after the imposition of Federal income taxes. Subject to the conditions and limitations of the Plan, each Participant may elect on an Approved Form of Election to make After-Tax Contributions in whole percentages of 1% to 6% of Compensation. A Participant’s After-Tax Contributions may be made by regular payroll deductions or in any other method approved by the Committee.

4.3	Catch-Up Contributions

All Participants who are eligible to make Pre-Tax Contributions and who have attained (or shall attain) age 50 before the close of the Plan Year may elect on an Approved Form of Election to make Catch-Up Contributions for each Plan Year in whole percentages of 1% to 40% of Compensation, subject to the limitations of Code Section 414(v). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 410(b), or 416, as applicable, by reason of a Participant’s Catch-Up Contributions.

4.4	Rules Applicable to Participant Contributions

An Employer may limit the maximum contribution percentage of Pre-Tax, After-Tax, and Catch-Up Contributions, provided such policy does not impermissibly discriminate against Employees who are not Highly Compensated Employees. Each Participant may elect to change, discontinue or resume Pre-Tax, After-Tax, or Catch-Up Contributions at any time by an Approved Form of Election; provided, however, that a Participant who is also a participant in the Federal Signal Corporation Savings Restoration Plan may not change, cease or otherwise modify the amount of his or her Pre-Tax Contribution election after December 31 for Compensation that otherwise would have been payable to him or her in the subsequent taxable year or years. Any Approved Form of Election shall be effective on the first day of the first payroll period for which the Employer can process such election. The Committee may establish additional rules regarding the timing and frequency of a change in the amount of Pre-Tax, After-Tax or Catch-Up Contributions, provided such policy is applied uniformly to all similarly situated Participants.

4.5	Timing of Participant Contributions

Each Employer shall make a contribution to the Plan equal to the amount of Pre-Tax, After-Tax, and Catch-Up Contributions made by each Participant employed by that Employer. Such contributions shall be paid to the Trustee as soon as practicable following the reduction in Participants’ Compensation, but in no event more than 15 business days after the end of the month in which the reduction in Compensation is made.

4.6	Rollover Contributions

At the direction of the Committee, at such time as the Committee determines, and in accordance with such rules as the Committee may establish from time to time, the Plan shall accept Rollover Contributions on behalf of an Employee who is eligible to make Pre-Tax Contributions. A Rollover Contribution may be made from:

(a)
A tax-qualified plan described in Code Sections 401(a) or 403(a), including after-tax employee contributions (“After-Tax Rollover Contribution”), but excluding designated Roth contributions made under a qualified Roth contribution program;

(b)	An annuity contract described in Code Section 403(b), excluding after-tax employee contributions and designated Roth contributions made under a qualified Roth contribution program;

(c)	An eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and

(d)
An individual retirement account or annuity described in Code Sections 408(a) or (b) that is eligible to be rolled over to a plan qualified under Code Section 401(a) and that would otherwise be includible in gross income.

An eligible Employee may make a Rollover Contribution provided that such distribution is received by the Trustee within 60 days after the Employee’s receipt of such payment, or such amount is directly transferred to the Trust Fund from such other above plan, provided that After-Tax Rollover Contributions must be directly transferred to the Plan. The Plan shall separately account for Rollover Contributions and After-Tax Rollover Contributions. The Employee must furnish the Employer or its designee an Approved Form of Election, including a written statement that the contribution is a Rollover Contribution and such other statements and information as may be required by the Committee or its designee in order to establish that such Rollover Contribution otherwise meets the requirements of law. If the Committee learns that all or part of a Rollover Contribution did not meet the requirements of the Code and the Treasury

Regulations and rulings thereunder, the Committee shall direct the Trustee to distribute to the Participant the ineligible portion of the Rollover Contribution (and earnings thereon) that was credited to the Participant’s Account.

4.7	Uniformed Service Absence

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u) and, effective as of January 1, 2007, the Heroes Earnings Assistance Relief Tax Act of 2008.

SECTION 5

EMPLOYER CONTRIBUTIONS

5.1	Matching Contributions
The Employers shall make Matching Contributions to the Plan in accordance with Paragraphs (a), (b) and (c) below:

(a)
General Rule. Subject to the conditions and limitations of the Plan, the Employer of each eligible Participant who is not an IAM Local 701 Employee, a Sheet Metal Workers Local 265 Employee or an IBEW Local 134 Employee shall make Matching Contributions each payroll period in an amount equal to 50% of the first 6% of Compensation that the Participant contributes as Pre-Tax Contributions during the applicable pay period.

(b)
IAM Local 701 Employees and Sheet Metal Workers Local 265 Employees. Subject to the conditions and limitations of the Plan, the Employer of each eligible Participant who is an IAM Local 701 Employee or a Sheet Metal Workers Local 265 Employee shall make Matching Contributions each payroll period in an amount computed in accordance with the following table, based on the first 3% of Compensation that the Participant contributes as Pre-Tax Contributions during the applicable pay period:

Years of Plan Participation	Matching Contribution Percentage
Less than 1	50%
1 but less than 2	55%
2 but less than 3	65%
3 but less than 4	80%
4 or more	100%

(c)
IBEW Local 134 Employees. Subject to the conditions and limitations of the Plan, the Employer of each eligible Participant who is an IBEW Local 134 Employee shall make Matching Contributions each payroll period in an amount computed in accordance with the following table, based on the first 3% of Compensation that the Participant contributes as Pre-Tax Contributions during the applicable pay period:

Years of Plan Participation	Matching Contribution Percentage
Less than 1	50%
1 but less than 3	75%
3 or more	100%

No Matching Contributions shall be paid on Catch-Up Contributions, including Catch-Up Contributions that are recharacterized as Pre-Tax Contributions because a Code or Plan limit was not met.
If, because of the limitations of Subsection 8.3, a Participant is prevented from making Pre-Tax Contributions of 6% of his or her Compensation for any pay period, any Pre-Tax Contributions in excess of such applicable percentage of his or her Compensation that he or she had made previously during the Plan Year shall be treated, for purposes of this Subsection, as though they were made (up to the applicable percentage of his or her Compensation) during the pay period the Participant was so prevented from making Pre-Tax Contributions.

5.2	Retirement Contributions
The Employers shall make Retirement Contributions to the Plan in accordance with Paragraphs (a) and (b) below:

(a)
General Rule. Subject to the conditions and limitations of the Plan, the Employer of each eligible Participant who is not an IBEW Local 134 Employee shall make Retirement Contributions each payroll period in an amount calculated as a percentage of the Participant’s Compensation, using a points-weighted formula based on the Participant’s age and full years of Vesting Service determined each January 1, in accordance with the following table:

Points as of January 1 (Age + Years of Vesting Service)	Retirement Contribution Percentage
35 or less	1%
36 to 50	2%
51 or more	4%

(b)
IBEW Local 134 Employees. Subject to the conditions and limitations of the Plan, the Employer of each eligible Participant who is an IBEW Local 134 Employee shall make Retirement Contributions each payroll period in an amount calculated based on the Participant’s years of Vesting Service, including years of Vesting Service with a Related Employer prior to January 1, 2009, in accordance with the following table:

Years of Vesting Service as of January 1	Retirement Contribution Percentage
0-5	1%
6-14	3%
15 or more	4%

5.3	Payment, Limitations, Verification, and Form of Payment of Employer Contributions

(a)	Matching Contributions for a payroll period shall be paid to the Trustee and shall be credited to the Participant’s Match Account in accordance with such rules as the Committee shall establish.

(b)	Retirement Contributions for a payroll period shall be paid to the Trustee and shall be credited to the Participant’s Retirement Account in accordance with such rules as the Committee shall establish.

(c)	The certificate of an independent certified public accountant selected by the Committee as to the accuracy of any amount or calculation under this SECTION 5 shall be conclusive on all persons.

(d)
In no event shall an Employer’s share of the contributions described in this SECTION 5 exceed an amount equal to the maximum amount deductible on account thereof by that Employer for purposes of Federal income taxes for the fiscal year for which the contribution is made.

(e)	Payment to the Trustee of part or all of an Employer’s share of the contributions described in this SECTION 5 shall be made in cash.

(f)
Matching and Retirement Contributions for any Plan Year shall be due on the last day of the fiscal year for which the contribution is made and, unless paid before, may be paid then or as soon as practicable thereafter, without interest, but no later than the time prescribed by law for filing the Employer’s Federal income tax returns for such fiscal year, including extensions thereof.

SECTION 6

INVESTMENT AND FEDERAL SIGNAL STOCK PROVISIONS

6.1	Investment Funds

The ESOP portion of the Plan shall be invested exclusively in the Federal Signal Stock Fund, except that the Trustee may hold a small amount of the assets of the Federal Signal Stock Fund in cash pending investment, distribution, reallocation or transfer. The Non-ESOP portion of the Plan shall be invested in one or more Investment Funds designated by the Investment Committee in its discretion for the investment of Participants’ Accounts. The Investment Committee, in its discretion, may from time to time establish new Investment Funds or eliminate existing Investment Funds (except the Federal Signal Stock Fund). Contributions to the Plan may be uninvested pending allocation to the Investment Funds. The investment manager of each Investment Fund, or the Trustee if there is no investment manager, may invest the Investment Fund in short term investments or hold the assets thereof in cash pending investment, distribution, reallocation or transfer.

6.2	Investment Fund Elections and Transfers

Each Participant may elect to invest his or her Accounts in whole multiples of 1% up to 100% in any one or more of the Investment Funds. The Participant’s investment election shall apply to all contributions to his or her Accounts. If a Participant fails to make an investment election, his or her Accounts shall be invested in the default investment arrangement specified by the Investment Committee in accordance with ERISA Section 404(c)(5) and related regulations until the Participant elects to change the investment of such Accounts in accordance with this Subsection.
In accordance with rules established from time to time by the Committee, a Participant may elect to change his or her investment election (in whole multiples of 1% up to 100%) with respect to future contributions or transfer (in whole multiples of 1% up to 100% or in any dollar amount) all or a part of his or her Accounts from one or more Investment Fund to one or more different Investment Funds. Furthermore, pursuant to rules established by the Plan or an Investment Fund, the Investment Fund may restrict a Participant from transferring into or out of the Investment Fund if the Plan or Investment Fund determines that the Participant’s transfer activity would be detrimental to the Investment Fund.
Effective as of January 1, 2007, for any period during which the Plan is an applicable defined contribution plan (as defined in Code Section 401(a)(35)) by virtue of holding publicly traded employer securities, the Committee shall permit Participants and applicable beneficiaries to direct the investment of their Accounts in accordance with Code Section 401(a)(35) and applicable Treasury Regulations or other guidance issued thereunder.

6.3	Election Procedures

Any election to invest Accounts, change investment for new contributions, or make interfund transfers within the Plan (other than an automatic investment election) must be made through an Approved Form of Election. Any such election made before the Close of Business on a Business Day shall be effective and valued as of the day such election is made. Any such election made on a day other than a Business Day, or after the Close of Business on a Business Day, shall be effective and valued as of the next Business Day. Notwithstanding the foregoing, any election with respect to the Federal Signal Stock Fund shall be subject to the availability of short-term investments in such Fund.

6.4	Administration of Federal Signal Stock Fund

Except as otherwise provided in Subsection 6.5, distribution of the Participant’s ESOP subaccounts, regardless of the Accounts in which they are held, shall be made in-kind or in cash as directed by the Participant. Any in-kind distribution shall be based on: (i) the total number of shares of Federal Signal Common Stock in the Federal Signal Stock Fund that are attributable to such Participant’s Accounts, valued in accordance with Subsection 6.10 as of the date of distribution, and (ii) cash in the amount equal to the value of a distributable fraction of a share of Federal Signal Common Stock in the Federal Signal Stock Fund attributable to his or her Accounts. The Participant shall at all times have the right to demand that the distribution of his or her ESOP subaccounts be made in the form of shares of Federal Signal Common Stock. Notwithstanding the previous sentence, if the Company’s charter or by-laws restrict the ownership of substantially all outstanding shares of Federal Signal Common Stock to employees or a trust defined in Code Section 401(a), the Committee shall make the entire distribution in cash or in the form of shares of Federal Signal Common Stock, subject to the requirement that such shares be immediately put to the Company under a fair valuation formula. If Federal Signal Common Stock is distributed in the form of cash, the Participant shall receive cash equal to the amount of the “fair market value” of the Federal Signal Common Stock, valued in accordance with Subsection 6.10 as of the date of distribution. For purposes of the shares of Federal Signal Common Stock, which are readily tradable on an established securities market, the term “fair market value” shall be determined based on the prevailing market price.
A Participant may elect to diversify any portion of his or her Accounts that is invested in the Federal Signal Stock Fund into one or more different Investment Funds offered under the Plan. To the extent practicable, the Trustee shall follow all instructions with respect to the sale or purchase of Federal Signal Common Stock held in the Federal Signal Stock Fund. However, any election with respect to the Federal Signal Stock Fund shall be subject to the availability of short-term investments, including but not limited to cash, in such fund.

6.5	Dividend Election

Any cash dividends paid with respect to shares of Federal Signal Common Stock attributable to any of the Participant’s Accounts invested in the Federal Signal Stock Fund may, as elected by the Participant, be paid in cash to (i) the Plan and reinvested in Federal Signal Common Stock (through the Federal Signal Stock Fund), (ii) the Participant on the dividend payable date, or (iii) the Trustee and distributed by the Trustee to the Participant no later than 90 days after the end of the Plan Year in which paid to the Trustee. If a Participant fails to make an affirmative election under this Subsection, the Participant shall be deemed to have elected to have the dividend paid to the Plan and reinvested in the Federal Signal Stock Fund. The Committee shall establish rules and procedures for the election, including the procedures for determining the number of shares of Federal Signal Common Stock in each Participant’s ESOP subaccounts on the record date of the dividend. Notwithstanding any other provision of the Plan to the contrary, the dividends to which this election applies shall be fully vested. Reinvested dividends shall be paid to the Plan and credited to the Participant’s ESOP subaccounts in proportion to the interest in the Federal Signal Stock Fund attributable to each Participant’s Account.

6.6	Voting of Shares in Federal Signal Stock Fund

The Trustee shall notify each Participant of each meeting of the Company’s shareholders and shall furnish to each Participant copies of the proxy statements and other communications distributed to shareholders in connection with any such meeting. Each Participant shall be entitled to direct the Trustee as to the manner in which any voting rights of shares of Federal Signal Common Stock attributable to his or her proportionate interest (vested or unvested) in the Federal Signal Stock Fund are to be exercised. The Trustee shall exercise the voting rights of such shares in accordance with the most recent and timely direction received by the Trustee from such Participant. If the Trustee does not receive direction with respect to the voting of shares held in the Federal Signal Stock Fund within the time specified in the notification, the Trustee shall vote such shares in the same manner and in the same proportion as the shares for which the Trustee received voting instructions.

6.7	Tendering of Shares in Federal Signal Stock Fund

The Trustee shall notify each Participant of any tender offer for, exchange of, or a request or invitation for tenders of Federal Signal Common Stock and shall request from each Participant instructions for the Trustee as to the tendering of Federal Signal Common Stock credited to the Participant’s Accounts. A “tender offer” shall mean any tender or exchange offer for, or request or invitation for tenders or exchanges of, shares of Federal Signal Common Stock and shall include any tender offer made by or on behalf of the Company. Each Participant shall direct the Trustee on the tendering, depositing, selling, exchanging or transferring of shares of Federal Signal Common Stock attributable to the Participant’s proportionate interest in the Federal Signal Stock Fund pursuant to any tender offer. The Trustee shall tender, deposit, sell, exchange or transfer such shares (or shall retain such shares in the Federal Signal Stock Fund) pursuant to a tender offer only in accordance with the most recent and timely direction received by such Participant. However, if the Trustee does not receive tender directions with respect to shares held in the Federal Signal Stock Fund within the time specified in the notification, the Participants to which such shares are attributable shall be deemed to have directed the Trustee that such shares be retained in the Federal Signal Stock Fund subject to all provisions of the Plan, the Trust Agreement, and applicable law.
The proceeds of any sale, exchange or transfer of shares of Federal Signal Common Stock pursuant to the direction of a Participant in accordance with this Subsection shall be allocated to Accounts in the same manner, in the same proportion, and as of the same date as the shares were sold, exchanged or transferred. Pending receipt of directions as to which of the remaining Investment Funds the proceeds should be invested in, the proceeds shall be invested in the default investment arrangement specified by the Investment Committee in accordance with ERISA Section 404(c)(5) and related regulations.

6.8	Confidentiality of Voting and Tender Directions

Except to the extent necessary to provide the Employers with information necessary to accurately maintain Plan and Participant records, the Trustee shall use its best efforts (i) to keep confidential the direction (or the absence thereof) from each Participant in connection with the exercise of voting rights of shares held in the Federal Signal Stock Fund, or with respect to any tender offer, and the identity of such Participant, and (ii) not to divulge such direction or identity to any person or entity, including, without limitation, the Company, any other Employer and any Non-Participating Employer and any director, officer, employee or agent thereof. It is the intent of this Subsection that the Company, each other Employer, and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant in connection with the exercise of voting rights of such shares or with respect to any tender offer. To the extent that a Participant, Beneficiary or Alternate Payee acts with respect to the exercise of voting rights of shares held in the Federal Signal Stock Fund or the tender, deposit, sale, exchange or transfer of such shares only, such Participant, Beneficiary or Alternate Payee shall be a Fiduciary.

6.9	Invalidity of Voting or Tender Procedures

To the extent the Trustee exercises any fiduciary responsibility with respect to the voting, tendering, or withdrawal of tender of shares held in the Federal Signal Stock Fund, the Trustee shall, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (i) take into account directions timely received from Participants as valid direction with respect to the exercise of voting rights or a tender offer, and (ii) to the extent that the Trustee deems it appropriate, take into consideration any relevant non-financial factors (in addition to any financial factors) bear in the exercise voting rights or in the sale, exchange, transfer, or tender or in the exercise of withdrawal rights.

6.10	Unitized Federal Signal Stock Fund

Participants invested in the Federal Signal Stock Fund hold units of such fund. A unit of the Federal Signal Stock Fund holds shares of Federal Signal Common Stock and cash. Each day, Additions to and Reductions from (each as defined below) the Federal Signal Stock Fund are totaled. If the cash in the Federal Signal Stock Fund is above or below the amount required to settle these trades, shares of Federal Signal Common Stock are traded on the open market. At the Close of Business on each Business Day, all transactions for such day are combined and the total value of the Federal Signal Stock Fund is divided by the number of units in such fund to determine the fund’s Net Asset Value (“NAV”). NAV is the price used to determine the value of Participants’ ESOP subaccounts.
The number of shares of Federal Signal Common Stock in the Federal Signal Stock Fund attributable at any particular time to the interest of a Participant shall be the approximate product of the total number of shares then held in the Federal Signal Stock Fund multiplied by a fraction, the numerator of which is the value of the Federal Signal Stock Fund then in the Participant’s ESOP subaccount and the denominator of which is the total value of the Federal Signal Stock Fund. The value of a unit in the Federal Signal Stock Fund (“Closing Unit Value”) shall be determined on each Business Day by dividing the fair market value of such fund by the number of units in such fund before taking into account Additions to and Reductions from such fund. After the Closing Unit Value is determined at the Close of Business on each Business Day, the total number of units in the Federal Signal Stock Fund shall be re-determined to take into account new units resulting from Additions to such fund and canceled units resulting from Reductions from such fund. As of the Close of Business on such Business Day, the total number of new units resulting from Additions to the Federal Signal Stock Fund shall equal the total amount of the Additions to such fund divided by the Closing Unit Value. As of the Close of Business on such Business Day, the total number of units to be canceled under the Federal Signal Stock Fund shall equal the total amount of Reductions from such fund divided by the Closing Unit Value. Whenever all or any part of the balances in the Federal Signal Stock Fund is reduced as a result of a Reduction, the reduced amount shall equal the Closing Unit Value multiplied by the number of whole and fractional units credited to such Accounts. For purposes of this Subsection, “Addition” means any amounts added to the Federal Signal Stock Fund during the day as a result of contributions to, reinstatement of Accounts and interfund transfers since the Close of Business on the immediately preceding Business Day. For purposes of this Subsection, “Reduction” means any amounts reduced from the Federal Signal Stock Fund as a result of any in-service withdrawals, loans, distributions, interfund transfers, return of any excess amounts, and forfeitures since the Close of Business on the immediately preceding Business Day.

6.11	Valuation of Investment Funds

As of each Business Day, the Trustee shall report to the Investment Committee the fair market value of the assets of each Investment Fund and the number and value of units in the Federal Signal Stock Fund. The fair market value of an Investment Fund shall be the value of such Investment Fund as of the Close of Business on such Business Day. The number and value of units in the Federal Signal Stock Fund shall be determined in accordance with Subsection 6.10.

6.12	Voting of Shares in Mutual Funds

Shares of mutual funds held in a Participant’s Accounts shall be voted on his or her behalf by the Trustee. In making voting decisions on the mutual fund shares, the Trustee shall vote the shares in the long-term, economic best interests of Plan Participants.

SECTION 7

ACCOUNTS

7.1	Participants’ Accounts
The Committee shall maintain or cause to be maintained the following separate Accounts for each Participant, as applicable:

(a)
After-Tax Account. An After-Tax Account shall be maintained for each Participant on whose behalf any After-Tax Contributions are made to this Plan and/or any after-tax contributions were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s After-Tax Account.

(b)
After-Tax Rollover Account. An After-Tax Rollover Account shall be maintained for each Participant on whose behalf any After-Tax Rollover Contributions have been made to this Plan and/or any after-tax contributions have been transferred or rolled over from a Prior Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s After-Tax Rollover Account.

(c)
Catch-Up Account. A Catch-Up Account shall be maintained for each Participant on whose behalf any Catch-Up Contributions are made to this Plan and/or any catch-up contributions were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s Pre-Tax Account.

(d)
Match Account. A Match Account shall be maintained for each Participant on whose behalf any Matching Contributions are made to this Plan and/or any matching contributions were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s Match Account.

(e)
Pre-Tax Account. A Pre-Tax Account shall be maintained for each Participant on whose behalf any Pre-Tax Contributions are made to this Plan and/or any pre-tax contributions were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s Pre-Tax Account.

(f)
Prior Plan ESOP Account. A Prior Plan ESOP Account shall be maintained for each Participant on whose behalf contributions were made under an employee stock ownership plan, which was maintained by Elgin Sweeper Company and merged into this Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s Prior Plan ESOP Account.

(g)	Qualified Nonelective Account. A Qualified Nonelective Account shall be maintained for each Participant on whose behalf any qualified nonelective contributions are made to this Plan, any special retirement contributions were made to this Plan prior to the Effective Date, and/or any qualified nonelective contributions were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s Qualified Nonelective Account. Such Account shall satisfy the vesting requirements of Treasury Regulation Section 1.401(k)-1(c) and be subject to the distribution requirements of Treasury Regulation Section 1.401(k)-1(d).

(h)
Retirement Account. A Retirement Account shall be maintained for each Participant on whose behalf any Retirement Contributions are made to this Plan, any retirement transition contributions were made to this Plan prior to the Effective Date, and/or any profit sharing contributions were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s Retirement Account.

(i)
Rollover Account. A Rollover Account shall be maintained for each Participant on whose behalf any Rollover Contributions (other than After-Tax Rollover Contributions) have been made to this Plan and/or any rollover contributions (other than after-tax rollover contributions) have been transferred or rolled over from a Prior Plan. Such contributions, and any earnings and losses on those contributions, shall be allocated to the Participant’s Rollover Account.

The Committee may establish such rules and procedures relating to the maintenance, adjustment, and liquidation of Participants’ Accounts, and the crediting of contributions and income, losses, expenses, appreciation, and depreciation attributable thereto, as are considered necessary or advisable. In addition to the Accounts described above, the Committee may maintain such other Accounts in the names of Participants or otherwise as the Committee considers necessary or desirable.

7.2	ESOP Subaccounts

The Committee shall maintain or cause to be maintained separate subaccounts in the Accounts of each Participant to reflect the value of the Participant’s balances in the ESOP portion of the Plan and the Non-ESOP portion of the Plan. The ESOP subaccount shall reflect the portion of each Account invested in the Federal Signal Stock Fund. The Non-ESOP subaccount shall reflect the portion of each Account invested in all Investment Funds other than the Federal Signal Stock Fund.

7.3	Adjustment of Accounts

Pursuant to rules established by the Committee and applied on a uniform basis, and subject to a Participant’s dividend election under Subsection 6.5, a Participant’s or Beneficiary’s Accounts shall be adjusted on each Business Day to reflect the fair market value (as defined in Subsection 6.4) of the various Investment Funds as of such date, including adjustments to reflect any distributions (including withdrawals), contributions, rollovers, loans, transfers between Investment Funds, income, losses, expenses, appreciation or depreciation with respect to such

Accounts since the previous Business Day. Such Accounts shall continue to be so adjusted until all amounts in such Accounts are paid.

7.4	Statement of Account

At such times and in such manner as determined by the Committee, each Participant shall be furnished with a statement reflecting the condition of his or her Accounts in the Trust Fund.

7.5	Accounts for Alternate Payees

A separate Account shall be established for an Alternate Payee entitled to any portion of a Participant’s Account under a Qualified Domestic Relations Order in accordance with procedures established by the Committee and applicable law. Such separate Account shall be valued and accounted for in the same manner as any other Account. Pursuant to the terms of the Qualified Domestic Relations Order, an Alternate Payee may receive a distribution of his or her benefits in the same manner as if such Alternate Payee were a Participant at any time after the Qualified Domestic Relations Order has been approved by the Committee, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Code Section 414(p)(4)(B)). If a separate Account has been established on behalf of an Alternate Payee but all of the amounts in the Account have not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if such Alternate Payee were a Participant. Subject to the Committee’s rules, an Alternate Payee may designate one or more Beneficiaries to receive payment of the Alternate Payee’s separate Account under the Plan in the same manner as if such Alternate Payee were a Participant, except that the Alternate Payee may designate an alternate Beneficiary other than his or her Spouse without such Spouse’s consent.

7.6	Order and Timing of Withdrawals, Loans, and Distributions

Any amounts to be paid to a Participant, a Beneficiary, or an Alternate Payee shall be withdrawn from his or her Accounts on a pro rata basis or in such other order established by the Committee for withdrawals, loans, and distributions from the Plan. The withdrawal, loan, or distribution shall be valued or processed (i) as of the day on which such request is received by the Committee or its designee, if such request is received before the Close of Business on a Business Day, or (ii) as of the next Business Day, if such request is received by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. In addition, each payment shall be charged against the Investment Funds in the applicable Account on a pro rata basis.

SECTION 8

CONTRIBUTION AND BENEFIT LIMITATIONS

8.1.	Contribution Limitations

For each Limitation Year, the Annual Addition to a Participant’s Account shall not exceed the lesser of $49,000 (as adjusted for cost-of-living increases under Code Section 415(d)) or 100% of the Participant’s Code Section 415 Compensation for the Limitation Year, subject to the following:

(a)
The compensation limit described above shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) after severance from employment that is otherwise treated as an Annual Addition.

(b)
The Committee shall take any actions it deems advisable to avoid an Annual Addition in excess of Code Section 415; provided, however, if a Participant’s Annual Addition for a Limitation Year actually exceeds the limitations of this Subsection, the Committee shall correct such excess in accordance with applicable guidance issued by the Internal Revenue Service. Any such correction of excess Annual Additions shall be charged against the Investment Funds in the applicable Account on a pro rata basis; provided, however, that the reduction of an excess Annual Addition of a director, officer or other principal stockholder of the Company subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934 shall not decrease his or her interest in the Federal Signal Stock Fund.

(c)
Annual Additions shall be subject to Code Section 415 and applicable Treasury Regulations issued thereunder, the requirements of which are incorporated herein by reference to the extent not specifically provided above or in Subsection 8.2.

8.2.	Combining of Plans

In applying the limitations set forth in Subsection 8.1, reference to the Plan shall mean this Plan and all other defined contribution plans (whether or not terminated) maintained by the Related Employers. In complying with the requirements of Subsection 8.1, a Participant’s Annual Additions shall be limited by first reducing annual additions under the plan under which the Participant is then currently covered (or was most recently covered) as an active employee, then under the next most recent plan that covered the Participant as an active employee, and so on in reverse chronological order through all aggregated plans, until the Participant’s Annual Additions have been reduced sufficiently to comply with Code Section 415 and Subsection 8.1.

8.3.	Dollar Limitations on Pre-Tax Contributions

No Participant shall make Pre-Tax Contributions under this Plan, or elective deferrals under any other qualified plan maintained by an Employer, during any calendar year in excess of $16,500 (or such other amount as the Secretary of the Treasury shall specify from time to time pursuant to Code Section 402(g)), excluding Catch-Up Contributions. As of each December 31, the Committee or its designee shall determine the total Pre-Tax Contributions made by each Participant during the calendar year. In the event that the Pre-Tax Contributions for a Participant exceeds the above limitation, such Excess Deferrals (and any income allocable thereto determined in accordance with Subsection 8.6) shall be paid to the Participant by the following April 15. If a Participant’s total Pre-Tax Contributions under this Plan and any other plan of another employer for any calendar year exceed the maximum annual amount described above, the Participant may notify the Committee in writing (on or before March 1 of the next following calendar year) of the Participant’s election to have all or a portion of the Participant’s Pre-Tax Contributions (and the income allocable thereto determined in accordance with Subsection 8.6) under this Plan distributed in accordance with this Subsection. In addition, any Matching Contributions attributable to amounts distributed under this Subsection (and any income allocable thereto determined in accordance with Subsection 8.6) shall be forfeited and shall be used to reduce future Matching Contributions of the Participant’s Employer under the Plan or to pay expenses of the Plan.

8.4.	Percentage Limitations on Pre-Tax Contributions

In no event shall the Average Deferral Percentage (defined below) of the Participants who are Highly Compensated Employees for any Plan Year exceed the greater of:

(a)	The Average Deferral Percentage of all other Participants for such Plan Year multiplied by 1.25; or

(b)
The Average Deferral Percentage of all other Participants for such Plan Year multiplied by 2.0, provided that the Average Deferral Percentage of the Participants who are Highly Compensated Employees does not exceed that of all other eligible Participants by more than two percentage points.

In accordance with applicable Treasury Regulations, an eligible Employee’s “Average Deferral Percentage” for a Plan Year means the ratio of A to B, where A equals the sum of the Pre-Tax Contributions actually paid to the Trust on behalf of each such eligible Employee for a Plan Year, and B equals the eligible Employee’s Testing Compensation for such Plan Year. From time to time during the Plan Year, the Committee may determine whether the limitation of this Subsection shall be satisfied and may limit the Pre-Tax Contributions to be withheld on behalf of Highly Compensated Employees or may refund Pre-Tax Contributions previously withheld. If, after the end of the Plan Year, the limitations of this Subsection are not satisfied, the Committee shall either refund Pre-Tax Contributions previously withheld on behalf of Highly Compensated Employees or an Employer may make qualified nonelective employer contributions.
If Pre-Tax Contributions made on behalf of Highly Compensated Employees are refunded to satisfy the limitations of this Subsection, the Committee shall determine the amount of Excess Pre-Tax Contributions and shall refund such amounts on the basis of the Highly Compensated Employees’ contribution amounts. “Excess Pre-Tax Contributions” mean the amount by which Pre-Tax Contributions for a Plan Year made on behalf of Highly Compensated Employees exceeds the above limitations. Excess Pre-Tax Contributions previously withheld (and any income allocable thereto determined in accordance with Subsection 8.6) shall be distributed within 2½ months after the close of the Plan Year to which they relate. In addition, any Matching Contributions attributable to such Excess Pre-Tax Contributions (and any income allocable thereto determined in accordance with Subsection 8.6) shall be forfeited and shall be used to reduce future Matching Contributions of the Participant’s Employer or to pay Plan expenses.
In order to meet the above requirements and the requirements described in the following Subsection, any Employer may establish a special rate of qualified nonelective employer contributions applicable only to certain Participants who are not Highly Compensated Employees of such Employer. The timing and amount of such qualified nonelective employer contributions shall satisfy the requirements of Treasury Regulations.

8.5.	Percentage Limitations on Matching and After-Tax Contributions

Except for Participants subject to a collective bargaining agreement, in no event shall the Average Contribution Percentage (defined below) of the Participants who are Highly Compensated Employees for any Plan Year exceed the greater of:

(a)	The Average Contribution Percentage of all other Participants for such Plan Year multiplied by 1.25; or

(b)
The Average Contribution Percentage of all other Participants for such Plan Year multiplied by 2.0, provided that the Average Contribution Percentage of the Participants who are Highly Compensated Employees does not exceed that of all other Participants by more than two percentage points.

In accordance with applicable Treasury Regulations, an eligible Employee’s “Average Contribution Percentage” for a Plan Year means the ratio of A to B, where A equals the After-Tax and Matching Contributions made by or on behalf of each such eligible Employee for a Plan Year, and B equals the eligible Employee’s Testing Compensation received by the Employee for such Plan Year. From time to time during the Plan Year, the Committee may determine whether the limitation of this Subsection shall be satisfied and, to the extent necessary to ensure compliance with such limitation, may limit the After-Tax Contributions to be withheld on behalf of Highly Compensated Employees not subject to a collective bargaining agreement or may refund After-Tax Contributions previously withheld. If, after the end of the Plan Year, the limitations of this Subsection are not satisfied, the Committee may refund After-Tax Contributions previously withheld on behalf of Highly Compensated Employees not subject to a collective bargaining agreement. If the limitation of this Subsection still is not satisfied after application of the preceding sentence, the Committee may refund Matching Contributions previously credited to Highly Compensated Employees not subject to a collective bargaining agreement.
If After-Tax Contributions or Matching Contributions made on behalf of such Highly Compensated Employees are refunded to satisfy the limitation of this Subsection, the Committee shall determine the amount of “Excess After-Tax Contributions” or “Excess Matching Contributions” and shall refund such amounts on the basis of such Highly Compensated Employees’ contribution amounts. “Excess After-Tax Contributions” and “Excess Matching

Contributions” mean the amount by which After-Tax Contributions or Matching Contributions for a Plan Year made by or on behalf of Highly Compensated Employees exceed the above limitations. Excess After-Tax and Matching Contributions previously withheld (and any income allocable thereto determined in accordance with Subsection 8.6) shall be distributed within 2½ months after the close of the Plan Year to which they relate.
In lieu of distributing Excess After-Tax or Matching Contributions, an Employer may make qualified nonelection employer contributions described in the preceding Subsection.

8.6.	Calculating Income Allocable to Excess Deferrals and Contributions

The income allocable to a distribution to a Participant for a Plan Year (as required under Subsections 8.1, 8.3, 8.4, and 8.5) shall be determined under any method permitted under Treasury Regulations and selected by the Committee, provided such method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions for the Plan Year, and is based on the method for allocating income to Participants’ Accounts. No income or loss shall be allocated to Excess Deferrals, Excess Pre-Tax Contributions, Excess After-Tax Contributions, or Excess Matching Contributions for the period between the end of the Plan Year in which such Excess Deferrals, Excess Pre-Tax Contributions, Excess After-Tax Contributions and/or Excess Matching Contributions arose and the date of distribution of such amounts.

8.7.	Corrective Contributions/Reallocations

In addition to the powers described in Subparagraph 13.5(j), the Committee may take the following actions to correct errors in the administration of the Plan:

(a)
If, with respect to any Plan Year, an administrative error results in a Participant’s Account not being properly credited with Pre-Tax Contributions, After-Tax Contributions, Rollover Contributions, Matching Contributions or Retirement Contributions, or earnings on any such amounts, the Committee may take corrective action, including, but not limited to, one or more of the following corrective actions, in order to place such Participant’s Account in the position that the Account would have been in had no error occurred:

(i)	Direct additional contributions to be made to such Participant’s Accounts;

(ii)	Reallocate existing contributions among the Accounts of affected Participants; or

(iii)
Such other actions as it considers desirable under the circumstances as are consistent with the principles of the Employee Plans Compliance Resolution System set forth in Revenue Procedure 2008-50 and/or subsequent guidance published in the Internal Revenue Bulletin.

(b)	If, with respect to any Plan Year, an administrative error results in an amount being credited to the Account of a Participant or any other individual who is not otherwise entitled to such amount, the Committee may take corrective action, including but not limited to:

(i)	Direct the forfeiture of amounts erroneously credited (with such forfeitures to be used to reduce future Employer contributions or other contributions to the Plan);

(ii)	Reallocate such erroneously credited amounts to other Participants’ Accounts; or

(iii)
Such other actions as it considers desirable under the circumstances as are consistent with the principles of the Employee Plans Compliance Resolution System set forth in Revenue Procedure 2008-50 and/or subsequent guidance published in the Internal Revenue Bulletin.

SECTION 9

VESTING AND FORFEITURES

9.1	Participant Contributions

A Participant shall at all times be 100% vested in his or her Pre-Tax, After-Tax, Catch-Up, Rollover and After-Tax Rollover Accounts.

9.2	Matching Contributions

Each Participant, who terminates employment with the Related Employers on or after Normal Retirement Age or by reason of death or Disability (or by reason of death (effective as of January 1, 2007) or Disability while performing qualified military service (within the meaning of Code Section 414(u)(5)), shall be 100% vested in the Matching Contributions made to his or her Match Account. Each other Participant shall vest in his or her Matching Contributions as described below.

(a)	Except as provided in Paragraph (b), (c), (d), (e) or (f) below, each Participant shall vest in his or her Match Account in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 3	—%
3 or more	100%

(b)	Each Participant described in Subparagraphs (i), (ii), (iii) and (iv) below shall vest in his or her Match Account in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 1	—%
1 but less than 2	50%
2 but less than 3	75%
3 or more	100%

(i)	Each Participant who is an IAM Local 701 Employee or a Sheet Metal Workers Local 265 Employee;

(ii)	Each Participant who is an IBEW Local 134 Employee (with respect to Matching Contributions received prior to January 1, 2009 only);

(iii)	Each Participant who received Matching Contributions prior to January 1, 2007; and

(iv)	Each Participant who was an eligible Employee of ClappDico Corporation, Dayton Progress Corporation, Manchester Tool Company, On Time Machining Company, or PCS Company.

(c)
Each Participant who is an IBEW Local 134 Employee shall vest in his or her Match Account, with respect to Matching Contributions made on or after January 1, 2009 only, in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
1 or less	50%
Greater than 1, but less than 3	75%
3 or more	100%

(d)
Effective as of October 1, 2010, each Participant who was a participant in the VESystems 401(k) Plan on or before October 1, 2010 shall vest in his or her Match Account in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 1	—%
1 but less than 2	40%
2 or more	100%

(e)
Effective as of the date a Prior Plan merges with and into the Plan, each Participant who was a participant in such Prior Plan shall be 100% vested in the portion of his or her Match Account attributable to matching contributions transferred from such Prior Plan.

(f)
The following Participants shall be 100% vested in their Match Accounts: (i) each Participant who was employed by Jamestown Precision Tooling, Inc. and terminated employment due to a plant closing after March 1, 2003; (ii) each Participant who was employed by Federal Sign, Inc. on April 30, 2003; (iii) each Participant who was employed by E-One New York, Inc. as of September 18, 2004 and who worked until his or her scheduled termination date; (iv) each Participant who was employed by Technical Tooling, Inc. on December 3, 2004; (v) each Participant who was employed by Justrite Manufacturing Company LLC on December 15, 2004; (vi) each Participant who was employed by Allied Tool Products, Inc. on December 28, 2004; (vii) each Participant who was employed by ClappDico Corporation, Manchester Tool Company or On Time Machining Company on January 31, 2007; (viii) each Participant who was a participant in the PIPs Technology, Inc. 401(k) Plan on or before January 1, 2008; (ix) each Participant who was employed by Dayton Progress Corporation or PCS Company on April 21, 2008; (x) each Participant who was employed by E-One, Inc. on

August 4, 2008, and (xi) each Participant who was employed by Pauluhn Electric Manufacturing Company, LLP on November 23, 2009.

9.3	Retirement Contributions

Each Participant, who terminates employment with the Related Employers on or after Normal Retirement Age or by reason of death or Disability (or by reason of death (effective as of January 1, 2007) or Disability while performing qualified military service (within the meaning of Code Section 414(u)(5)), shall be 100% vested in the Retirement Contributions made to his or her Retirement Account. Each other Participant shall vest in his or her Retirement Contributions as described below.

(a)	Except as provided in Paragraph (b), (c), (d) or (e) below, each Participant shall vest in his or her Retirement Account in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 3	—%
3 or more	100%

(b)	Each Participant described in Subparagraphs (i) and (ii) below shall vest in his or her Retirement Account in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 1	—%
1 but less than 2	50%
2 but less than 3	75%
3 or more	100%

(i)	Each Participant who is a non-union Employee of Manchester Tool Company; or

(ii)
Each Participant who received Retirement Contributions prior to January 1, 2007 and was employed by Elgin Sweeper Company, Jamestown Precision Tooling, Inc., Justrite Manufacturing Company LLC, Technical Tooling, Inc., or, with respect to Retirement Contributions received prior to January 1, 2003 only, E-One, Inc. or Victor Products USA, Inc.

(c)	Each Participant who is an IBEW Local 134 Employee shall vest in his or her Retirement Account in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
1 or less	50%
Greater than 1, but less than 3	75%
3 or more	100%

(d)
Effective as of the date a Prior Plan merges with and into the Plan, each Participant who was a participant in such Prior Plan shall be 100% vested in the portion of his or her Retirement Account attributable to profit sharing contributions transferred from such Prior Plan.

(e)
The following Participants shall be 100% vested in their Retirement Accounts: (i) with respect to Retirement Contributions received on or after January 1, 2003 only, each Participant who was employed by E-One, Inc., E-One New York, Inc. or Victor Products USA, Inc.; (ii) each Participant who was employed by Jamestown Precision Tooling, Inc. and terminated employment due to a plant closing after March 1, 2003; (iii) each Participant who was employed by E-One New York, Inc. as of September 18, 2004 and who worked until his or her scheduled termination date; (iv) each Participant who was employed by Technical Tooling, Inc. on December 3, 2004; (v) each Participant who was employed by Justrite Manufacturing Company LLC on December 15, 2004; (vi) each Participant who was employed by Manchester Tool Company on January 31, 2007; (vii) each Participant who was a participant in the PIPs Technology, Inc. 401(k) Plan on or before January 1, 2008; (viii) each Participant who was employed by E-One, Inc. on August 4, 2008; and (ix) each Participant who was employed by Pauluhn Electric Manufacturing Company, LLP on November 23, 2009.

9.4	Qualified Nonelective Contributions

A Participant shall at all times be 100% vested in his or her Qualified Nonelective Account.

9.5	Prior Plan ESOP Contributions

A Participant shall vest in his or her Prior Plan ESOP Account in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 1	—%
1 but less than 2	50%
2 but less than 3	75%
3 or more	100%

9.6	Amendments to Vesting Schedule

No amendment to the Plan’s vesting schedules shall deprive a Participant of nonforfeitable rights to benefits accrued prior to the date of such amendment. If the Plan’s vesting schedule is amended, each Participant with at least three years of Vesting Service may elect to have his or her nonforfeitable percentage determined without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of 60 days after the amendment is adopted, 60 days after the amendment is effective, and 60 days after the Participant receives written notice of the amendment.

9.7	Forfeitures

Any portion of a Participant’s Accounts that do not vest shall be regarded as forfeitures upon such Participant’s Severance From Service. All forfeited amounts shall be used to reduce contributions of the Participant’s Employer or to pay Plan expenses. Pending allocation to reduce Employer contributions, such amounts shall be invested as directed by the Investment Committee or its designee.

9.8	Reinstatement of Accounts for Rehires

If an inactive Participant who has made Pre-Tax Contributions resumes employment and again becomes a Participant at any time, or if an inactive Participant who was partially vested in any Matching Contributions or Retirement Contributions resumes employment and again becomes a Participant before incurring a Break in Service of five years, the portion of the Participant’s Accounts that was previously forfeited shall be reinstated if (i) such Participant has not received a distribution from the Plan, or (ii) such Participant received a distribution of less than the full amount of his or her Accounts repays in cash the amount of his or her previously distributed Accounts. Any such repaid amount shall be nonforfeitable. Reinstated amounts shall be invested in the default investment arrangement specified by the Investment Committee in accordance with ERISA Section 404(c)(5) and related regulations until such Participant makes an investment election on an Approved Form of Election with respect to such amounts.

9.9	Death Benefits under Qualified Military Service

Notwithstanding any provision of the Plan to the contrary, effective as of January 1, 2007, in the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivor(s) of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

SECTION 10

PAYMENTS

10.1	Form of Payment

Subject to Subsections 10.2 and 10.5, after each Participant’s Severance From Service, the vested value of the Participant’s Accounts shall be paid to or for the benefit of the Participant or his or her Beneficiary in one or more of the following forms of payment as the Participant or his or her Beneficiary elects:

(a)	By a single payment in cash;

(b)
By monthly, quarterly, semi-annual or annual installments in cash during a period not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his or her designated Beneficiary determined at the date payments begin; provided, however, that unless the Participant elects otherwise, all distributions of the Participant’s ESOP Subaccounts shall be made over a period not longer than five years, in compliance with Code Section 409(o); or

(c)
By one or more payments in accordance with Paragraph (a) or (b) above, except that such payment(s) shall be made in whole shares of Federal Signal Common Stock, to the extent that the portion of such Participant’s Account balances allocated to the Federal Signal Stock Fund is evenly divisible by the fair market value of such stock on the Business Day as of which such value is determined, and the remainder of such Participant’s Account in cash.

10.2	Time of Payment

Following a Participant’s Severance From Service, distribution of the balance of a Participant’s Account shall be made or commence as follows:

(a)
Consent Required. Payment of a Participant’s Accounts (as determined pursuant to Subsection 10.1) shall be made pursuant to the Participant’s request for payment and within the time frame established by the Committee. If the vested value of a Participant’s Accounts exceeds $5,000, such vested value shall not be paid without his or her consent. Unless a Participant elects otherwise, payment of the Participant’s Accounts shall be paid in a single cash payment not later than the 60th day after the close of the Plan Year in which the latest of: (i) the Participant’s attainment of Normal Retirement Age; (ii) the tenth anniversary of the Participant’s participation in the Plan, and (iii) the Participant’s Severance From Service date.

(b)
Mandatory Distributions. Notwithstanding any other provision of this SECTION 10 to the contrary, the following rules shall apply to a Participant, Beneficiary or Alternate Payee if the vested value of his or her Accounts does not exceed $5,000 (excluding the balance in his or her Rollover Account and After-

(c)	Tax Rollover Account) and he or she does not make a distribution election within the time frame established by the Committee:

(i)
Account Balance of $1,000 or Less. If the Participant incurs a Severance From Service and if the vested value of his or her Accounts (including the value of his or her Rollover Account and After-Tax Rollover Account) does not exceed $1,000, he or she shall receive payment of such vested value in a single cash payment in accordance with rules and procedures established by the Committee; provided, that if the vested value of a Participant’s Accounts is zero, then such vested value shall be deemed paid to the Participant immediately.

(ii)
Account Balance Over $1,000. If the Participant incurs a Severance From Service and if the vested value of his or her Accounts (excluding the value of his or her Rollover Account and After-Tax Rollover Account) is greater than $1,000 but less than or equal to $5,000, such vested value shall be paid in a direct rollover to an individual retirement plan designated by the Committee in accordance with rules and procedures established by the Committee, unless the Participant otherwise elects to have the value of his or her Accounts paid in a single payment in cash or rolled over to an eligible retirement plan in accordance with Subsection 10.3.

10.3	Direct Rollover of Eligible Rollover Distribution

If payment of a Participant’s benefits constitutes an Eligible Rollover Distribution, then the Participant or other Eligible Distributee may elect to have such distribution paid directly to an Eligible Retirement Plan.

(a)
Eligible Distributee means (i) an Employee or former Employee, (ii) an Employee’s or former Employee’s surviving Spouse, (iii) the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, and (iv) an individual who is a non-Spouse designated Beneficiary (as defined by Section 401(a)(9)(E) of the Code) of the Employee or former Employee.

(b)
Eligible Retirement Plan means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) an annuity plan described in Code Section 403(a), (iv) a qualified trust described in Code Section 401(a), (v) an annuity contract described in Code Section 403(b), (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (vii) a Roth IRA as described in Code Section 408A. The definition of an Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order. In the case of a non-Spouse designated Beneficiary, an Eligible Retirement Plan includes only an individual retirement account or annuity described in Code Section 408(a) or (b) or 408A, solely to the extent permitted under Code Section 402(c)(11) and the Treasury Regulations and other guidance issued thereunder.

(c)
Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Eligible Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Eligible Distributee or the joint lives (or joint life expectancies) of the Eligible Distributee and the Eligible Distributee’s designated Beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9), (iii) any distribution made on account of financial hardship, and (iv) any distribution of less than $200. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions which are not includible in gross income. However, such portion may be transferred to an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), an annuity plan or contract described in Code Section 403(a) or 403(b), a qualified plan described in Code Section 401(a), or a Roth IRA (solely to the extent allowed under the Code), only if such individual retirement account, individual retirement annuity, annuity plan or contract, qualified trust, or Roth IRA agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. A rollover distribution to a Roth IRA must satisfy the requirements of Code Sections 402(c) and 408A.

10.4	Designation of Beneficiary

At any time before payment of a Participant’s Accounts or, if installment payments have begun, then at any time before payment of the last installment, a Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who shall be the same person or persons for each of the Participant’s Accounts) on an Approved Form of Election. The Participant may change or revoke any such designation on an Approved Form of Election at any time before payment of his or her Accounts or, if installment payments have begun, then at any time before payment of the last installment.
A Participant’s Spouse shall in all cases be deemed to be his or her Beneficiary unless (i) the Participant has filed an Approved Form of Election designating a non-Spouse Beneficiary, (ii) the Spouse of the Participant has consented in writing to such designation, (iii) the consent acknowledges the effect of the designation and is witnessed by a notary public, and (iv) such election designates a Beneficiary that may not be changed without further spousal consent, unless the Spouse executed a general written consent expressly permitting changes of the Beneficiary without any requirement of further consent of the Spouse. Notwithstanding the foregoing, the spousal consent requirements shall not apply if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no Spouse, the Spouse cannot be located, or other circumstances (as described in Treasury Regulations under Code Sections 401(a)(11) and 417) preclude the necessity of the Spouse’s consent. If the Spouse of a Participant is legally incompetent to give consent, such consent may be given by the Spouse’s legal guardian, which shall include the Participant if he or she is the Spouse’s legal guardian. If the Participant is legally separated or has been abandoned, as provided by a court order, spousal consent shall not be required, except where required provided by a Qualified Domestic Relations Order.
Upon a Participant’s death, a Beneficiary may designate a secondary Beneficiary or Beneficiaries to receive payment of the Participant’s Accounts upon the primary Beneficiary’s death. Such designation must be made on an Approved Form of Election prior to entire payment of the Participant’s Accounts.
If a deceased Participant failed to designate a Beneficiary as provided above, or if the Beneficiary dies before the Participant or before complete payment of the Participant’s Accounts, the Participant’s Accounts shall be distributed in the following order.

(a)	To the Participant’s surviving Spouse (determined as of the date of the Participant’s death).

(b)
If Paragraph (a) does not apply because the Participant does not have a Spouse on the date of his or her death, to the legal representative or representatives of the estate of the last to die of the Participant and the Participant’s designated Beneficiary (the “Surviving Payee”) or, if an estate is not opened on behalf of the Participant or Beneficiary, to the duly authorized individual properly designated by any applicable small estate affidavit or similar documentation issued pursuant to applicable state law.

(c)
If an estate is not opened on behalf of the Surviving Payee and a small estate affidavit or similar documentation is not issued pursuant to applicable state law, to the personal representative of the Surviving Payee.

(d)
If there is no personal representative of the Surviving Payee, to or for the benefit of one or more of the Surviving Payee’s relatives by blood, adoption or marriage in such proportions as the Committee (or its delegate) determines.

10.5	Minimum Distribution Requirements

Notwithstanding any provision of the Plan to the contrary, with respect to distributions made for calendar years beginning on or after January 1, 2003, the Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with final and temporary Treasury Regulations under Code Section 401(a)(9) that were issued by the Internal Revenue Service on April 17, 2002 and June 15, 2004 (as corrected on November 22, 2004), including Treasury Regulation Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 and the incidental death benefit requirements of Code Section 401(a)(9)(G). Any provisions of the Plan that are inconsistent with Code Section 401(a)(9) and the Treasury Regulations thereunder shall be deemed inoperative.

The Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, which is generally the later of the April 1 following the Participant’s attainment of age 70½ or the date the Participant has a Severance From Service. However, if the Participant is a 5% owner, Plan distributions must commence no later than the April 1 following the Participant’s attainment of age 70½. Benefits must be paid over a period not extending beyond the life expectancy of the Participant or the joint life expectancies of the Participant and his or her Beneficiary. If the Participant dies after installment distributions have begun, payments shall continue under the elected payment form. If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than the following:

(a)
If the Participant’s surviving Spouse is the Participant’s sole Beneficiary, distributions to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b)
If the Participant’s surviving Spouse is not the Participant’s sole Beneficiary, distributions to the Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)
If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

If the Participant’s Spouse is the sole Beneficiary and dies after the Participant but before distributions have begun, then Paragraphs (b) and (c) above shall apply as if the Spouse were the Participant.
Notwithstanding any provision of this Subsection to the contrary, effective as of January 1, 2009, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least ten years (“Extended RMDs”), shall receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence shall be given the opportunity to elect not to receive the distributions described in the preceding sentence. In addition, 2009 RMDs and Extended RMDs shall be treated as Eligible Rollover Distributions under Subsection 10.3, but shall not be eligible for a direct rollover.

10.6	Missing Persons

The Employers and the Committee shall not be required to search for or locate a Participant, Spouse, Alternate Payee or Beneficiary. Each Participant, Spouse, Alternate Payee, and Beneficiary must file with the Committee from time to time in writing his or her post office address and each change of post office address. Any communication, statement, or notice addressed to a Participant, Spouse, Alternate Payee, or Beneficiary at the last post office address filed with the Committee, or if no address is filed with the Committee, then in the case of a Participant, at the Participant’s last post office address as shown on the Employers’ records, shall be considered a notification for purposes of the Plan and shall be binding on the Participant, Spouse, Alternate Payee and Beneficiary for all purposes of the Plan. If the Committee notifies a Participant, Spouse, Alternate Payee, or Beneficiary, and if such person fails to claim Plan benefits or make such person’s whereabouts known to the Committee within two years after the notification, the benefits of the Participant, Spouse, or Beneficiary may be disposed of, to the extent permitted by applicable law, by one or more of the following methods:

(a)	By retaining such benefits in the Plan;

(b)	By paying such benefits to a court of competent jurisdiction for judicial determination of the right thereto;

(c)
By forfeiting such benefits in accordance with procedures established by the Committee. If a Participant, Spouse, Alternate Payee or Beneficiary is subsequently located, such benefits shall be restored to the Participant, Spouse, Alternate Payee or Beneficiary under the Plan; or

(d)	By any equitable manner permitted by law under rules adopted by the Committee.

10.7	Recovery of Benefits

In the event a Participant, Spouse, Alternate Payee, or Beneficiary receives a benefit payment from the Plan that is in excess of the benefit payment that should have been made to such Participant, Spouse, Alternate Payee, or Beneficiary or in the event a person other than a Participant, Spouse, Alternate Payee, or Beneficiary receives an erroneous payment from the Plan, the Committee shall have the right, on behalf of the Plan, to recover the amount of the excess or erroneous payment from the recipient. To the extent permitted under applicable law, the Committee may, at its option, deduct the amount of such excess or erroneous payment from any future benefits payable on behalf of a Participant, regardless of whether such amount would otherwise be paid to a Participant, Spouse, or Alternate Payee, Beneficiary who did not receive the overpayment.

10.8	Facility of Payment

When a person entitled to benefits under the Plan is under legal disability, or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to pay the benefits to such person’s legal representative, or to a relative or friend of such person for such person’s benefit, or the Committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

SECTION 11

IN-SERVICE WITHDRAWALS

11.1	Hardship Withdrawals

A Participant may, prior to his or her Severance From Service, apply for a hardship withdrawal of all or any part of his or her Pre-Tax Account (excluding earnings credited on Pre-Tax Contributions after December 31, 1988), Rollover Account, After-Tax Rollover Account and Prior Plan ESOP Account, as applicable. Notwithstanding the foregoing, effective as of October 1, 2010, each Participant who was a participant in the VESystems 401(k) Plan on or before October 1, 2010 may apply for a hardship withdrawal of all or any part of his or her vested Account balances transferred from the VESystems 401(k) Plan. If a hardship withdrawal is made pursuant to this Subsection, the Participant may not make Pre-Tax, Catch-Up, or After-Tax Contributions for a period of six months following the date he or she receives the payment. A hardship withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant.
A Participant shall be deemed to have an immediate and heavy financial need if the hardship is on account of:

(a)
Payment of unreimbursed medical expenses described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) previously incurred by the Participant, his or her Spouse, any dependents of the Participant (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), including any non-custodial child who is subject to the special rule of Code Section 152(e), or Primary Beneficiary, or payment of unreimbursed expenses necessary for these persons to obtain medical care described in Code Section 213(d);

(b)	Purchase (excluding mortgage payments) of the principal residence of the Participant;

(c)
Payment of tuition, related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Participant, his or her Spouse, the Participant’s dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), or Primary Beneficiary;

(d)	Prevention of the eviction of the Participant from his or her principal residence or prevention of the foreclosure on the mortgage on his or her principal residence;

(e)
Payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152 without regard to the change in definition under Code Section 152(d)(1)(B)), or Primary Beneficiary;

(f)	Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165

(determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g)	Other events provided for in revenue rulings, notices or other documents of general applicability published by the Commissioner of Internal Revenue.

For purposes of this Subsection, “Primary Beneficiary” means an individual who a Participant has named as his or her Beneficiary under Subsection 10.4 and who has an unconditional right to all or a portion of the Participant’s Account balances upon the Participant’s death (a contingent or secondary Beneficiary does not qualify).
A Participant shall be deemed to have established that the amount is not reasonably available from other resources if the Participant has elected to receive a cash distribution of the dividends paid on the shares of Federal Signal Common Stock attributable to his or her proportionate interest in the Federal Signal Stock Fund and has obtained all other in-service withdrawals, distributions and nontaxable loans available under this Plan and any other plan maintained by his or her Employer.
The Committee shall determine whether a financial hardship exists and the amount to be paid as a result of the hardship. When making this determination, the Committee may rely on the Participant’s written representation that his or her immediate and heavy financial need could not be satisfied in whole or in part from other resources reasonably available to him or her. Financial hardship determinations shall be made in accordance with the Code and the applicable Treasury Regulations and using a uniform and nondiscriminatory standard. If the Committee or its designee approves the hardship withdrawal, the hardship withdrawal shall not exceed the amount required to meet the need created by the hardship, including any amounts necessary to pay any Federal income taxes or penalties reasonably anticipated to result from the withdrawal.
Notwithstanding any provision of the Plan to the contrary, a Participant who is also a participant in the Federal Signal Corporation Savings Restoration Plan may not request a hardship withdrawal under this Subsection.

11.2	Withdrawals Upon Attainment of Age 59½

Before a Severance From Service, but after attainment of age 59½, a Participant may withdraw of all or any portion of the balance in his or her Pre-Tax Account. Notwithstanding the foregoing, effective as of October 1, 2010, a Participant who was a participant in the VESystems 401(k) Plan on or before such date may also withdraw all or any portion of his or her Account balances transferred from the VESystems 401(k) Plan after attainment of age 59½.

11.3	Withdrawals Upon Attainment of Normal Retirement Age

Before a Severance From Service, but after attainment of Normal Retirement Age, a Participant may withdraw of all or any portion of the balances in his or her Accounts.

11.4	Withdrawals From After-Tax Account

Before a Severance From Service, a Participant may withdraw all or any portion of the balances in his or her After-Tax Account once per calendar year. If the Participant withdraws After-Tax Contributions made to the Plan before January 1, 1987, the withdrawal shall come first from the Participant’s After-Tax Contributions, and then, once all of such contributions have been withdrawn, from the investment earnings on such contributions. If the Participant withdraws After-Tax Contributions made to the Plan after December 31, 1986, the withdrawal shall come, pro rata, from both the Participant’s After-Tax Contributions and the investment earnings on those contributions.

11.5	Withdrawals From Rollover Account and After-Tax Rollover Account

Before a Severance From Service, a Participant may withdraw all or any portion of the balances in his or her Rollover Account and After-Tax Rollover Account once per calendar year.

11.6	Withdrawals From Balances Transferred from a Prior Plan

Before a Severance From Service, a Participant who was a participant in the PIPs Technology, Inc. 401(k) Plan (the “PIPs Plan”) on or before April 1, 2008 may withdraw all or any portion of his or her Accounts attributable to balances transferred to the Plan from the PIPs Plan if such Participant incurs a Disability.

11.7	Distributions To Individuals Performing Military Service

A Participant, who receives a distribution that meets the requirements of Paragraph (a) below, shall be treated as having received a distribution under Paragraph (a) even if the distribution would also have been permitted under Paragraph (b).

(a)
Qualified Reservist Distributions: A Participant may withdraw all or a portion of the balances in his or her Pre-Tax Account if: (i) such Participant is a member of a reserve component (as defined in Section 101 of Title 37, United States Code) that is ordered or called to active duty after September 11, 2001, and (ii) the Participant’s tour of active duty has a duration in excess of 179 days or an indefinite period. This withdrawal may only be made during the period that begins on the date of the Participant’s order or call to active duty and ends on the date of the Participant’s active duty.

(b)
Distributions Related to Deemed Severance From Service: During any period in which the Participant is performing qualified military service described in Code Section 414(u)(5) for more than 30 days, the Participant shall be treated as having incurred a Severance From Service for purposes of receiving a distribution from his or her Pre-Tax Account. If such Participant elects to receive a distribution from his or her Pre-Tax Account, the Participant cannot make Pre-Tax, Catch-Up or After-Tax Contributions for six months following election and payment of such distribution.

11.8	Application for In-Service Withdrawals

An application for any in-service withdrawal under this SECTION 11 must be made through an Approved Form of Election. The minimum amount of any in-service withdrawal is $300. Any withdrawal payment shall be made as soon as practicable.

SECTION 12

LOANS

12.1	Terms and Conditions of Loans

Pursuant to procedures the Committee shall establish for loan applications and processing, the Committee may approve loans to Participants, subject to the following terms and conditions.

(a)	Any application for a loan must be made through an Approved Form of Election.

(b)
A loan shall be evidenced by a promissory note in a form approved by the Committee and shall provide for repayment over a fixed period and interest at the prevailing rate, which payment period and interest rate shall be determined by the Committee in a uniform manner.

(c)	At any one time, a Participant may not have outstanding more than one loan.

(d)
The Participant shall pledge a portion of his or her Pre-Tax, After-Tax, Rollover and After-Tax Rollover Accounts as security for such loan, and shall pay from such Accounts all reasonable fees related to the processing of any loan. Notwithstanding the foregoing, effective as of October 1, 2010, each Participant who was a participant in the VESystems 401(k) Plan on or before October 1, 2010 may also pledge all or any part of the portion of his or her vested Accounts transferred from the VESystems 401(k) Plan as security for a loan.

(e)	The Committee may permit loan rollovers in cases of acquisitions or dispositions for certain groups during certain periods.

12.2	Amount of Loans

The principal amount of any loan made to a Participant, together with the unpaid balance of any other outstanding loans under the Plan and all other qualified employer plans (as defined in Code Section 72(p)(4)) sponsored by a Related Employer, on the date the loan is made, shall not exceed the lesser of (a) or (b) below:

(a)
$50,000, reduced by the excess (if any) of: (i) the highest outstanding balance of loans under the Plan and all other qualified employer plans during the twelve-month period ending the day before such loan was made, minus (ii) the outstanding balance of such outstanding loans on the date on which such loan was made; or

(b)
One-half of the total balance of the Participant’s Pre-Tax, After-Tax, Rollover and After-Tax Rollover Accounts, and, effective as of October 1, 2010, the portion of his or her vested Accounts transferred from the VESystems 401(k) Plan, if applicable.

The minimum loan amount to a Participant shall not be less than $1,000.

12.3	Repayment of Loans

A loan shall specify a repayment period that shall not extend beyond five years after the date the loan is made, unless the proceeds of the loan are used to purchase the Participant’s principal place of residence, in which case such loan must be repaid within ten years after the date the loan is made.
Repayment of each loan shall be made by payroll deduction. Each loan shall require substantially level amortization with payments not less frequently than quarterly. Prepayment of all or a portion of the loan is permitted at any time without penalty by certified check or money order made payable to the Trustee.
Pursuant to rules established by the Committee, if a Participant is on an unpaid Approved Leave of Absence, he or she may be permitted to defer repayments for up to one year, and may be given a grace period to repay the loan if a payment is missed. Notwithstanding the foregoing, if a Participant is on an Approved Leave of Absence due to qualified military service, his or her loan repayments may be suspended in accordance with Code Section 414(u)(4), and for the duration of his or her qualified military service, the interest rate on his or her outstanding loan shall be capped at the lesser of the original loan rate or 6%.
Loan repayments shall be credited to the Participant’s Accounts from which the loan was made as of the date such payment is received by the Trustee on a pro rata basis. Loan repayments shall be credited to the Investment Funds in accordance with the Participant’s investment election under Subsection 6.2 in effect at the time of loan repayment, and, in the absence of such investment election, to the default investment arrangement specified by the Investment Committee in accordance with ERISA Section 404(c)(5) and related regulations.

12.4	Unpaid Loans

A loan which is not repaid when due shall be deemed to be in default and shall be treated as a “deemed distribution” if not repaid within the cure period specified in uniform rules and guidelines established by the Committee. Upon distribution of a Participant’s Accounts before a loan is repaid in full, the unpaid loan balance, together with loan interest, shall become due and payable, and the Trustee shall first satisfy the indebtedness from the Participant’s Account before making any payments to Participant. If a loan defaults, foreclosure on the promissory note and attachment of security on such loan shall not occur until a distributable event occurs under the Plan.

SECTION 13

ADMINISTRATION OF PLAN

13.1	Plan Administrator

The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement or delegated to them by the Company. The Company may delegate all or any part of its powers, rights and duties under the Plan to such person or persons as it may deem advisable, including the Benefits Planning Committee, the Committee, the Investment Committee, the Trustee, and such other individuals or entities determined by the Company. The Board of Directors has the sole authority to appoint and remove the members of the Benefits Planning Committee, the Committee, and the Investment Committee.

(a)
Committee. The Committee shall be the “plan administrator” as defined under ERISA Section 3(16) and the “named fiduciary” as defined under ERISA Section 402(a) of the Plan, except as such duties are delegated to other Fiduciaries under the terms of the Plan. The Committee is responsible for the general administration of the Plan and the carrying out of its provisions. No person shall be ineligible to be a member of the Committee because he or she is, was, or may become a Participant of the Plan.

(b)
Benefits Planning Committee. The Benefits Planning Committee shall be responsible for carrying out settlor functions reserved by the Company with respect to the Plan, including, without limitation, the authority to amend, modify or terminate the Plan. The Benefits Planning Committee shall also be the “named fiduciary” as defined under ERISA Section 402(a) with respect to oversight of the investment of Plan assets.

(c)
Investment Committee. The Investment Committee shall be the “named fiduciary” as defined under ERISA Section 402(a) with respect to the investment of Plan assets in accordance with the investment policy established by the Benefits Planning Committee, as it may be amended from time to time. The Investment Committee shall have the sole authority to appoint investment managers and select Investment Funds. The Investment Committee may remove an investment manager at any time, upon reasonable notice. Upon such removal, or upon the resignation of an investment manager, the Investment Committee may appoint another investment manager.

(d)
Trustee and Investment Managers. The Trustee shall be appointed by the Committee from time to time. The Committee may remove a Trustee at any time, upon reasonable notice, and upon such removal, or upon the resignation of a Trustee, the Committee shall appoint a successor Trustee. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the Trust assets, except that, if the Investment Committee appoints one or more investment managers, each investment manager shall have sole authority and responsibility for the investment and reinvestment of such portion of the Investment Funds as the Investment Committee directs. Except as otherwise provided in Subsection 6.12, the investment managers shall have the sole authority to exercise the right to vote proxies with respect to any securities held in the Trust, other than proxies with respect to Federal Signal Stock Fund.

(e)	Employers. In general, the respective Employers shall have the sole responsibility for making contributions.

Each Fiduciary may rely upon any direction, information or action of another Fiduciary with respect to matters within the responsibility of such other Fiduciary and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. To the maximum extent permitted by law, each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. To the maximum extent permitted by ERISA, no other Fiduciary shall be liable for any loss which may result from a decision of an investment manager with respect to Plan assets under its control.

13.2	Indemnification

To the maximum extent permitted by law, the Fiduciaries, those persons to whom a Fiduciary properly delegates any portion of its responsibilities under the Plan and any persons who were, are or become directors, officers or employees of any Employer, and each of them, shall be indemnified and saved harmless by the Employers (to the extent not indemnified of saved harmless under any liability insurance contracts or indemnification arrangements) from and against any and all liability or claim to which the Fiduciaries or such other persons may be subjected by reason of any act done or omitted to be done in good faith with respect to Plan administration other than any liability or claim resulting from such person’s gross negligence or willful misconduct. Such indemnification shall include, but not be limited to, all expenses reasonably incurred in their defense in the event that the Employers failed to provide such defense after having been requested in writing to do so.

13.3	Organization of Committee

The Vice President, Human Resources shall act as Chairman of the Committee. Any person appointed by the Chairperson, who may but need not be a member of the Committee, shall act as Secretary.

13.4	Committee Actions

The Committee shall hold meetings upon such notice, at such place or places (including by telephone, videoconference, or other electronic means) and at such time or times, as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted or other action taken by the Committee shall be by vote of a majority of the members of the Committee present at any meeting. Any action required or permitted to be taken by the Committee at a meeting may be taken without a meeting if all members of the Committee unanimously consent in writing to the adoption of a resolution authorizing such action.

13.5	Committee General Powers, Rights, and Duties
Except as otherwise specifically provided in the Plan, and in addition to the powers, rights, and duties specifically given to the Committee elsewhere in the Plan and the Trust, the Committee shall have the following powers, rights, and duties, which shall be exercisable in the sole discretion of the Committee:

(a)
To adopt and enforce such rules, procedures, and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and Trust and as are consistent with the Plan and Trust, and to change, alter, or amend such rules, procedures, and regulations.

(b)	To construe and interpret the provisions of the Plan and make factual determinations, including the remedying of ambiguous provisions.

(c)
To determine all questions arising in the administration of the Plan, including the power to determine the rights or eligibility of Employees or Participants or any other persons, and the amounts of their benefits (if any) under the Plan, and to remedy ambiguities, inconsistencies, or omissions, and any such determination shall be binding on all parties.

(d)
To employ and suitably compensate such agents, attorneys, accountants, actuaries, recordkeepers, or other persons (who also may be employed by the Employers or the Trustee) to render advice and perform other services as the Committee may deem necessary or advisable to carry out its powers, rights, and duties.

(e)	To hear, review, and decide claims for benefits (including benefit claims appeals) under the Plan.

(f)	To direct the Trustee regarding payments or distributions from the Trust Fund in accordance with the provisions of the Plan and Trust.

(g)
To furnish the Employers and other Fiduciaries with such information as may be required by them for tax or other purposes in connection with the Plan, and to obtain from Fiduciaries and Participants such information as is necessary for the proper administration of the Plan.

(h)	To prepare reports in accordance with Subsection 13.6.

(i)	To communicate the Plan and its requirements to Participants in accordance with applicable law.

(j)	To take such actions as the Committee may deem necessary or advisable to correct any errors in the operation of the Plan.

13.6	Reports
The Committee shall prepare an annual report showing in reasonable detail the assets of the Plan and giving a brief account of the operation of the Plan for the preceding Plan Year. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA, the Code and applicable governmental regulations relating to records of Participants’ employment, Accounts and the percentages thereof which are vested under the Plan; notifications to Participants; annual reports to the Department of Labor; and any and all other reports necessary or desirable to maintain the tax-qualified status of the Plan.

13.7	Information Required by Committee

The Employers shall furnish the Committee with such data and information as the Committee may deem necessary or desirable in order to administer the Plan. The records of the Employers as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefore, Approved Leave of Absence, reemployment, date of birth, marital status and compensation shall be conclusive on all persons unless determined to the Committee’s satisfaction to be incorrect.

13.8	Allocations and Delegations of Responsibility

The Committee may delegate from time to time to such person or persons as it may deem advisable for the efficient administration of the Plan and Trust all or part of the Committee’s powers, rights, and duties under the Plan and the Trust and may authorize such person to delegate such powers, rights, and duties to other person or persons. Any such delegation may be made to an individual, a committee, or subcommittee established by the Committee, a third party, or any other entity selected by the Committee. The Committee at any time may modify or revoke any such delegation. Any action of a delegatee in the exercise of its delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. Except as otherwise provided by applicable law, the Committee shall not be liable for any acts or omissions of any such delegatee. The delegatee shall periodically report to the Committee concerning the discharge of its delegated responsibilities. Unless otherwise provided, references in the Plan to the Committee shall include delegatees and designees of the Committee.

13.9	Interested Committee Member

If a member of the Committee (or one of its delegatees or designees) also is a Participant in the Plan, he or she may not decide or determine any matter or question concerning distributions of any kind to be made to him or her or the nature or mode of settlement of his or her benefits unless such decision or determination could be made by him or her under the Plan if he or she were not serving on the Committee.

13.10	Removal or Resignation

The Committee, or any member thereof, shall hold office until the earlier of (i) his or her termination of employment with the Company, or (ii) until the date that the Committee charter is amended to remove the person from membership of the Committee.

13.11	Compensation and Expenses

The Committee shall perform its duties without compensation. Unless paid by the Employers and except as otherwise provided below, all reasonable costs, charges, and expenses incurred in the administration of this Plan, including expenses incurred by the Committee, compensation to the Trustee, compensation to an investment manager, and any compensation to agents, attorneys, actuaries, accountants, recordkeepers, and other persons performing services on behalf of this Plan or for the Committee shall be paid from the Trust Fund in such portions as the Committee may direct. As directed by the Committee, expenses to be paid from the Trust Fund may be drawn from (i) Participants’ Accounts, in the form of a flat fee, charges for specific services, or a percentage of the value of each Account, (ii) earnings or gains in each Investment Fund or (iii) forfeitures under Subsection 9.7. Expenses directly related to the investment of a particular Investment Fund (such as brokerage, postage, express and insurance charges, and transfer taxes) shall be paid from that Investment Fund.

13.12	Uniform Application of Rules

The Committee shall administer the Plan on a reasonable basis. Any rules, procedures, or regulations established by the Committee shall be applied uniformly to all persons similarly situated.

13.13	Committee’s Decision Final

Benefits under the Plan shall be paid only if the Committee, or its delegate, decides in its sole discretion that a Participant or Beneficiary (or other claimant) is entitled to them. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee made by the Committee, or its delegate, in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

SECTION 14

CLAIMS PROCEDURES

14.1	Initial Retirement Benefit Claims

In the event of a dispute between the Trustee or Committee and a Participant or Beneficiary over the amount of benefits payable under the Plan, the Participant or Beneficiary may file a claim for benefits by notifying the Committee of such claim. Such notification must be in writing and shall set forth the basis of such claim.
The Committee shall decide whether to grant a claim within 90 days of the date on which the claim is received, unless special circumstances require a longer period for review of the claim, and the claimant is notified in writing of the extension of time within the first 90-day period; provided, however, that no extension shall be longer than an additional 90 days beyond the original response deadline.

14.2	Initial Disability Benefit Claims

If the claim is for Disability benefits, the Committee shall review the claim within 45 days of the date on which the claim is received. If special circumstances require a longer period for review, and the claimant is notified in writing of the extension of time within the 45-day period, the Committee may extend the time period for responding to the claim by an additional 30 days. If a decision still cannot be made within this 30-day extension period due to circumstances outside the Committee’s control, the Committee may extend the time period for responding to the claim by an additional 30 days, provided that the Committee notifies the claimant in writing of such additional extension prior to the expiration of the original 30-day extension period.

14.3	Initial Claim Processing and Appeal

If a claimant has not submitted sufficient information to the Committee to process a benefit claim, the claimant shall be notified of the incomplete claim and given time to submit additional information. This shall extend the time in which the Committee has to respond to the claim from the date the notice of insufficient information is sent to the claimant until the date the claimant responds to the request. If the claimant does not submit the requested missing information to the Committee within a reasonable time period, the claim shall be denied.
Whenever a claim for benefits is denied, written notice, prepared in a manner calculated to be understood by the claimant, shall be provided to the claimant, setting forth the specific reasons for the denial, referring to the specific Plan provisions on which the denial is based, explaining the procedures for review of the decision made by the Committee, and explaining the claimant’s right to bring a civil action under ERISA Section 502(a) following a denial on appeal. If the denial is based upon submission of information insufficient to support a decision, the Committee shall specify the information which is necessary to perfect the claim and its reasons for requiring such additional information. Benefits shall be paid only if the Committee determines in its discretion that a claimant is entitled them.

Any request for review must be in writing and shall be addressed to the Committee. The request for review shall set forth all of the grounds upon which it is based, all facts in support thereof, and any other matters which the claimant deems pertinent. The Committee may require the claimant to submit such additional facts, documents, or other material as the Committee may deem necessary or appropriate in making its review.

14.4	Appeal Procedures for Retirement Benefits

Any individual whose claim for benefits is denied in whole or in part (or such person’s authorized representative) may appeal the denial by submitting to the Committee a written request for review of the application within 60 days after receiving written notice of the denial from the Committee. The Committee shall give the claimant (or the claimant’s representative) an opportunity to review pertinent documents and to submit written comments and other information (even if such information was not submitted in connection with the initial claim) in preparing such request for review.
The Committee shall act upon each request for review within 60 days after receipt thereof unless special circumstances require an extension of time of up to an additional 60 days for processing the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial 60-day period; provided, however that such review shall be made no later than 120 days after the Committee’s receipt of the claimant’s written request for review.

14.5	Appeal Procedures for Disability Benefits

Any individual whose application for Disability benefits is denied in whole or in part (or such person’s authorized representative) may appeal the denial by submitting to the Committee a written request for review of the application within 180 days after receiving written notice of the denial from the Committee. The Committee shall give the claimant (or the claimant’s representative) an opportunity to review pertinent documents and to submit written comments and other information (even if such information was not submitted in connection with the initial claim) in preparing such request for review.
The Committee shall act upon each request for review of a Disability claim within 45 days after receipt thereof unless special circumstances require an extension of time of up to an additional 45 days for processing the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial 45-day period; provided, however that such review shall be made no later than 90 days after the Committee’s receipt of the claimant’s written request for review.

14.6	Appeals Processing

Within the applicable time periods described above, the Committee shall give written notice of its appeal decision to the claimant. In the event the Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, specific references to the Plan provisions on which the decision was based, a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records, and other information relevant to the benefit claim, and a statement regarding the claimant’s right to bring a civil action under ERISA Section 502(a) following a denial on appeal. In the event that the Committee determines that the claim for benefits should not have been denied in whole or in part, the Committee shall take appropriate remedial action.
The Committee shall establish rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section. The Committee may require a claimant who wishes to submit additional information in connection with a claim or appeal to do so at the claimant’s own expense.
No action at law or in equity shall be brought to recover benefits under the Plan until the claim and review process in this SECTION 14 has been exercised and until the Plan benefits requested in such review have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary duty claim, the evidence presented shall be strictly limited to the evidence timely presented to the Committee. In addition, any such judicial proceeding must be filed within 90 days after the Committee’s final decision. All decisions and communications to Participants, Spouses, Beneficiaries, or other persons regarding a claim for benefits under the Plan shall be held strictly confidential by the Participant, Spouse, Beneficiary (or other claimant), and the Committee, the Employers, and their agents.

SECTION 15

MANAGEMENT OF TRUSTS

15.1	Trustee and Trust Agreement

All Plan assets shall be held in the Trust. The Trust shall be held by a Trustee under a Trust Agreement approved by the Committee. The Trust Agreement may provide for the joint administration, and commingling, of the Trust Fund with the funds of any other defined contribution plan established by any Related Employer. The assets of the Trust shall be held, invested and disposed of in accordance with the terms of the Trust Agreement.

15.2	Restrictions as to Reversion of Trust Fund to the Employers

Except as otherwise provided in this Subsection, all assets of the Trust Fund shall be retained for the exclusive benefit of Participants, Alternate Payees, and Beneficiaries. All the Employers shall have no right, title, or interest in the assets of the Trust Fund. No part of the assets of the Trust Fund at any time shall revert to, or be repaid to, the Employers, directly or indirectly, except as follows.

(a)
If the Internal Revenue Service initially determines that the Plan, as applied to an Employer, does not meet the requirements of a “qualified plan” under Code Section 401(a), the assets of the Trust Fund attributable to contributions made by the Employer under the Plan shall be returned to the Employer within one year of the date of denial of qualification of the Plan as applied to the Employer.

(b)
If a contribution or a portion of a contribution is made by an Employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed to the Trust by the Employer and, after having been reduced by any losses of the Trust allocable thereto, shall be returned to the Employer within one year of the date the amount is paid to the Trust.

(c)
Each contribution made by an Employer is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes, to the extent the deduction for the contribution made by the Employer is disallowed, such contribution, or portion of such contribution, after having been reduced by any losses of the Trust allocable thereto, shall be returned to the Employer within one year of the date of disallowance of the deduction.

In no event may the return of a contribution pursuant to Paragraph (b) or (c) above cause any Participant’s Accounts to be less than the amount had the contribution not been made under the Plan.

SECTION 16

AMENDMENT AND TERMINATION

16.1	Amendment

While the Employers expect and intend to continue the Plan, the Company, by action of the Benefits Planning Committee, reserves the right to amend the Plan, in whole or in part, from time to time, except as follows:

(a)	The duties and liabilities of the Committee under the Plan cannot be increased substantially without its consent.

(b)
No amendment shall reduce the value of a Participant’s accrued benefit (as adjusted for income, losses, expenses, appreciation, and depreciation) to less than the amount he or she would be entitled to receive if the Participant had resigned from employment with all of the Employers on the effective date of the amendment.

(c)
Except as provided in Subsection 15.2 or required by the Code or other applicable law, under no condition shall any amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income therefrom, or result in the distribution of the Trust Fund for the benefit of anyone other than Participants and any other persons entitled to benefits under the Plan.

16.2	Plan Termination

The Plan shall terminate as to all Employers on any date specified by the Company by action of the Benefits Planning Committee with 30 days’ advance written notice of the termination given to the Committee, the Trustee, and the other Employers. The Plan shall terminate as to an individual Employer on the first to occur of the following.

(a)	The date the Plan is terminated by that Employer.

(b)	The date that Employer is judicially declared bankrupt or insolvent.

(c)	The date that Employer completely discontinues contributions under the Plan.

(d)	The date that Employer ceases to be a Related Employer due to one of the following:

(i)	The sale of all or substantially all of the stock of that Employer to a person that is not a Related Employer;

(ii)	The sale of all or substantially all of the assets of that Employer to a person that is not a Related Employer; or

(iii)	The merger or consolidation of that Employer with a person that is not a Related Employer.

Each Participant employed by an Employer that ceases to be a Related Employer shall be considered to have terminated employment with all Related Employers on such date and shall cease to accrue additional Plan contributions with respect to any period of time commencing on or after such date.

16.3	Nonforfeitability and Distribution on Termination

Upon complete termination or partial termination of the Plan, or the complete discontinuance of all Plan contributions, the rights of all affected Participants to benefits accrued to the date of such termination, after all adjustments, shall be nonforfeitable. Upon such occurrence, the Committee may direct the Trustee to distribute to each Participant employed by that Employer his or her benefits under the Plan in a lump sum (unless he or she then is employed by a Related Employer). However, distributions under this Subsection shall be made only to the extent such distributions are permissible under Code Section 401(k) and applicable Treasury Regulations. All appropriate accounting provisions of the Plan shall continue to apply until all Participants’ Accounts have been distributed under the Plan.

16.4	Plan Merger, Consolidation, or Spin-Off

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other retirement plan qualified under Code Section 401(a), each Participant’s benefit shall be equal to or greater than the benefit he or she would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer. If an operating unit of an Employer is sold and the purchaser agrees to a spin-off from the Plan, the Plan Accounts of Employees of such unit shall be transferred to a successor funding arrangement.

SECTION 17

MISCELLANEOUS

17.1	Non-Alienation of Benefits

The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act or pursuant to a Qualified Domestic Relations Order. Plan benefits may not be voluntarily or involuntarily sold, transferred, alienated, assigned, or encumbered.

17.2	Absence of Guaranty

Neither the Committee, the Trustee, nor any Employer in any way guarantees the Trust Fund from loss or depreciation. Except as required by applicable law, the Committee and the Employers do not guarantee any payment to any person. The liability of a Trustee or the Committee to make any payment under the Plan shall be limited to the assets held by the Trustee which are available for that purpose.

17.3	Employment Rights

The Plan does not constitute a contract of employment, and participation in the Plan shall not give any Employee the right to be retained in the employ of any Employer (or any Related Employer), nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

17.4	Litigation by Participants or Other Persons

If a legal action begun against a Fiduciary, a Related Employer, or any person or persons to whom the Fiduciary has delegated all or part of its duties hereunder, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the cost to the Fiduciary, a Related Employer, or any person or persons to whom the a Fiduciary has delegated all or part of its duties hereunder of defending the action shall be charged to the Accounts of individuals or Participants involved in the action to the extent permitted by law.

17.5	Evidence

Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

17.6	Waiver of Notice

Any notice required under the Plan may be waived by the person entitled to such notice.

17.7	Controlling Law

Except to the extent superseded by laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.

17.8	Statutory References

Any reference in the Plan to a section of the Code or ERISA, or to a section of any other Federal law, shall include any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

17.9	Severability

In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

17.10	Action By Employers

Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of its board of directors, by resolution of a duly authorized committee of its board of directors, or by a person or persons authorized by resolution of its board of directors or such committee.

17.11	Gender and Number

Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

17.12	Examination of Documents

Copies of the Plan and Trust, and any amendments thereto, are on file at the office of the Company where they may be examined by any Participant or other person entitled to benefits under the Plan during normal business hours.

17.13	Manner of Delivery

Each notice or statement provided to a Participant shall be delivered in any manner established by the Committee and in accordance with applicable law, including, but not limited to, electronic delivery.

17.14	Effect on Other Benefits

Except as otherwise specifically provided under the terms of any other employee benefit plan of an Employer, a Participant’s participation in this Plan shall not affect the benefits provided under such other employee benefit plan.

17.15	Headings

The headings of Sections, Subsections, and Paragraphs are included solely for reference and convenience and are not intended to modify or otherwise affect the text of the Plan.

17.16	No Third-Party Beneficiaries

The Plan constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder.

SECTION 18

TOP HEAVY RULES

18.1Purpose and Effect

The purpose of this SECTION 18 is to comply with the requirements of Code Section 416. The provisions of this Section shall be effective for each Plan Year in which the Plan is a “Top-Heavy Plan” within the meaning of Code Section 416(g); provided, however, that this Section shall apply with respect to only those Participants whose employment is not subject to a collective bargaining agreement between the Employers and a union that provides for their participation in the Plan.

18.2	Top Heavy Plan

In general, the Plan shall be a Top-Heavy Plan for any Plan Year if, as of the last day of the preceding Plan Year (the “Determination Date”), the aggregate Accounts of Participants who are Key Employees (as defined in Subsection 18.3) exceed 60% of the aggregate Accounts of all Participants. In making the foregoing determination, the following rules shall apply.

(a)
A Participant’s Accounts shall be increased by the aggregate distributions, if any, made with respect to the Participant during the one-year period ending on the Determination Date (including distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i)). In the case of a distribution made for a reason other than Severance From Service, death or Disability, the one-year period shall be replaced with a five-year period.

(b)	The Account of, and distributions to, a Participant who was previously a Key Employee, but who is no longer a Key Employee, shall be disregarded.

(c)	The Account of a Beneficiary of a Participant shall be considered the Account of a Participant.

(d)	The Account of a Participant who did not perform any services for the Employers during the one-year period ending on the Determination Date shall be disregarded.

(e)
Any Catch-Up Contributions or any Rollover Contributions (or similar transfer) from a plan maintained by a corporation other than a Related Employer shall not be taken into account as part of the Participant’s aggregate Accounts.

18.3Key Employee

In general, a “Key Employee” is an Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was:

(a)	An officer of a Related Employer receiving annual Code Section 415 Compensation greater than $160,000 (as adjusted under Code Section 416(i)(l));

(b)	A 5% owner of a Related Employer; or

(c)	A 1% owner of a Related Employer receiving annual Code Section 415 Compensation from any of the Related Employers of more than $150,000.

The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Treasury Regulations and other guidance issued thereunder.

18.4	Minimum Vesting

For any Plan Year in which the Plan is a Top-Heavy Plan and each subsequent Plan Year, a Participant who has completed at least three years of Vesting Service shall be 100% vested in his or her Accounts.

18.5	Minimum Employer Contribution

For any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contribution, if any, credited to each Participant who is not a Key Employee shall not be less than 3% of such Participant’s Code Section 415 Compensation for that year. Notwithstanding the foregoing, in no event shall an Employer contribution credited in any year to a Participant who is not a Key Employee (expressed as a percentage of such Participant’s Code Section 415 Compensation) exceed the maximum Employer contribution credited in that year to a Key Employee (expressed as a percentage of such Key Employee’s Code Section 415 Compensation).
For purposes of the foregoing, Pre-Tax, Catch-Up, and After-Tax Contributions shall not be considered Employer contributions, but Matching Contributions shall be considered Employer contributions and shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to any Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan (including another plan that meets the requirements of Code Section 401(k)(12) and/or the requirements of Code Section 401(m)(11)), such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of Subsection 8.5 and the other requirements of Code Section 401(m).
If an Employer maintains more than one plan, the minimum Employer contribution otherwise required under this Subsection may be reduced in accordance with Treasury Regulations to either coordinate the minimum Employer contribution or prevent inappropriate duplications of minimum contributions or benefits.

18.6	Aggregation of Plans

Each other defined contribution plan and defined benefit plan maintained by the Related Employers that covers a Key Employee as a participant, or that is maintained by the Related Employers in order for a Plan covering a Key Employee to qualify under Code Sections

401(a)(4) and 410, shall be aggregated with this Plan in determining whether this Plan is a Top-Heavy Plan. In addition, any other defined contribution plan or defined benefit plan of the Related Employers may be included if all such plans which are included when aggregated shall continue to qualify under Code Sections 401(a)(4) and 410.

FIRST AMENDMENT
TO THE
FEDERAL SIGNAL CORPORATION RETIREMENTSAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2010)

WHEREAS, Federal Signal Corporation (the "Company") maintains the Federal Signal Corporation Retirement Savings Plan (As Amended and Restated Effective as of January 1, 2010) (the "Plan") for the benefit of its eligible employees; and

WHEREAS, amendment of the Plan now is considered desirable to reflect the sale of the Company's Federal Signal Technologies division and the full vesting under the Plan of Retirement and Match Accounts of employees affected by such sale;

NOW, THEREFORE, by virtue of the power granted to the Benefits Planning Committee by Subsection 16.1 of the Plan, the Plan is hereby amended, effective upon the Closing Date (as that term is defined in the Asset Purchase Agreement between the Company and 3M Company dated June 21, 2012), in the following particulars:

1. By substituting the phrase "Guzzler Manufacturing, Inc., Jetstream of Houston, Inc., Vactor Manufacturing, Inc.," for the phrase "Federal ADP, Inc., Guzzler Manufacturing, Inc., Jetstream of Houston, Inc., PIPs Technology, Inc., Sirit Corp. (effective as of April 1, 2010), Vactor Manufacturing, Inc., VESystems, LLC (effective as of October 1, 2010)," where the latter phrase appears in Subsection 2.24 of the Plan.

2. By substituting the phrase “(xi) each Participant who was employed by Pauluhn Electric Manufacturing Company, LLP on November 23, 2009, and (xii) each Participant who was employed by Federal APD, Inc., PIPs Technology, Inc., Sirit Corp. or VESystems, LLC on September 4,2012" for the phrase "and (xi) each Participant who was employed by Pauluhn Electric Manufacturing Company, LLP on November 23, 2009" where the latter phrase appears in Paragraph 9.2(f) of the Plan.

3. By substituting the phrase "(ix) each Participant who was employed by Pauluhn Electric Manufacturing Company, LLP on November 23, 2009; and (x) each Participant who was employed by Federal APD, Inc., PIPs Technology, Inc., Sirit Corp. or VESystems, LLC on September 4, 2012" for the phrase "and (ix) each Participant who was employed by Pauluhn Electric Manufacturing Company, LLP on November 23, 2009" where the latter phrase appears in Paragraph 9.3(e) of the Plan.
4. By adding a new Supplement A, in the form attached hereto, to the Plan.

* * *

IN WITNESS WHEREOF, this Amendment has been executed by the Benefits Planning

Committee on behalf of the Company, this 4th day of September, 2012.

FEDERAL SIGNAL CORPORATION
BENEFITS PLANNING COMMITTEE

/s/ Jennifer L. Sherman
Chief Administrative Officer, Senior Vice President, General Counsel and Secretary

SUPPLEMENT A

Special Provisions Applicable to the
Federal Signal Technologies Division of the Company

A-1. Introduction. On the Closing Date (as defined in the Asset Purchase Agreement between the Company and 3M Company dated June 21, 2012 (the "Purchase Agreement"», 3M Company (the "Buyer") will purchase all of the assets of the Federal Signal Technologies division of the Company ("FST") from the Company, and Federal APD, Inc., PIPs Technology, Inc., Sirit Corp. and VESystems, LLC will cease to be a subsidiaries of the Company on such date. As of the Closing Date, the Buyer will establish a defined contribution retirement plan (the "Buyer Plan"), which satisfies the requirements of Code Section 401(a) and contains a cash or deferred arrangement that satisfies the requirements of Code Section 401 (k). Effective on the Closing Date (or such other date as designated by the Committee) (the "Transfer Date"), the portion of the Plan attributable to all Supplement A Account Holders (defined below) (the "Transfer Portion") shall be merged into, and continued in the form of, the Buyer Plan. The merger of the Transfer Portion into the Buyer Plan (and the corresponding transfer of assets) shall comply with Code Sections 401(a)(12), 411(d)(6), and 414(1). A "Supplement A Account Holder” means each Transferring Employee (as defined in the Purchase Agreement) who is a Participant in the Plan.

A-2. Cessation of Contributions and Participation. No contributions shall be made under the Plan by or on behalf of any Supplement A Account Holder for any Compensation earned, or any bonus or other special Compensation paid in connection with the sale of FST, on or after the Closing Date. Each Supplement A Account Holder shall cease active participation in the Plan as of the Closing Date; provided, however, no Supplement A Account Holder shall have the right to a distribution of his or her Account balance under the Plan prior to the Transfer Date (unless otherwise required under the terms of the Plan).

A-3. Transfer of Account Balances. On the Transfer Date, liabilities equal to the aggregate Account balances, as adjusted through the Transfer Date, of each Supplement A Account Holder shall be transferred to the Buyer Plan and credited to the corresponding account maintained for each Supplement A Account Holder in the Buyer Plan. Thereafter, such accounts shall be subject to the terms and conditions of the Buyer Plan, and this Plan shall have no further liability with respect thereto.

A-4. Transfer of Assets. On the Transfer Date, assets equal to the aggregate Account balances, as adjusted through the Transfer Date, of the Supplement A Account Holders shall be spun off and merged (in cash or in kind, as determined by the Committee and the plan administrator of the Buyer Plan) into the trust that funds the Buyer Plan. To facilitate this transfer, a Supplement

A Account Holder may not make transfers among Investment Funds, receive in- service withdrawals, or obtain new loans in accordance with rules established by the Committee.

A-5. Committee's Actions. The Committee shall take such actions as it deems necessary or desirable to accomplish the transfer as described in this Supplement A.

A-6. Use of Terms. Terms used in this Supplement A shall, unless defined in this Supplement A or otherwise noted, have the meanings given to those terms in the Plan.